EXHIBIT 10.31

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ALTALINK, L.P.,

as Borrower

- and-

ALTALINK MANAGEMENT LTD.,

as General Partner

- and-

THE BANK OF NOVA SCOTIA,

as Agent of the Lenders, and as Lender

- and -

ALL OTHER LENDERS WHICH BECOME
PARTIES HEREUNDER,

as Lenders

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(continued)

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(continued)

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(continued)

SCHEDULES
SCHEDULE 1	-	BORROWER'S CERTIFICATE OF COMPLIANCE
SCHEDULE 2(A)	-	BORROWING NOTICE
SCHEDULE 2(B)	-	NOTICE OF ROLL OVER
SCHEDULE 2(C)	-	CONVERSION OPTION NOTICE
SCHEDULE 3	-	NOTICE OF EXTENSION
SCHEDULE 4	-	ASSIGNMENT AGREEMENT
SCHEDULE 5	-	LENDERS

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THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of December 19, 2013

AMONG:

ALTALINK MANAGEMENT LTD., as general partner of
ALTALINK, L.P.,
as Borrower,

- and-

ALTALINK MANAGEMENT LTD.,
as General Partner,

- and-

THE BANK OF NOVA SCOTIA
as Agent of the Lenders, and as Lender

- and-

ALL OTHER LENDERS WHICH BECOME PARTIES
HEREUNDER,
as Lenders

WHEREAS the Borrower has requested that the Lenders make funding available to the Borrower from time to time for general corporate purposes and capital expenditures pursuant to a credit agreement dated as of May 10, 2002, as amended by credit agreement amending agreements dated May 9, 2003, May 8, 2004, May 17, 2005, December 15, 2005, May 5, 2006 and May 4, 2007, as amended and restated May 2, 2008, as further amended by credit agreement amending agreements dated May 1, 2009, April 30, 2010, December 17, 2010, December 16, 2011, June 29, 2012 and December 28, 2012 and as supplemented by side letter agreement dated April 30, 2013 (collectively as amended and supplemented, the "Original Credit Agreement").

AND WHEREAS the Borrower has requested, and the Lenders have agreed, to extend the Maturity Date and to make additional amendments to the Original Credit Agreement and to amend and restate the Original Credit Agreement, as herein contained;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement, the Borrower, the Agent and the Lenders covenant and agree as follows:

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ARTICLE 1
INTERPRETATION

1.1	Definitions
In this Agreement, unless the context otherwise requires, all capitalized terms shall have the meaning ascribed thereto in the Trust Indenture provided that the following terms shall have the following meanings (whether or not defined in the Trust Indenture):
"Accommodation" means the Loans, Letters of Credit and Bankers' Acceptances under this Credit Facility and shall refer to any one or more of such types where the context requires.
"Advance" means an advance by the Lenders or any of them of any Accommodation, and shall include deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the Canadian Dollar Amount of all outstanding Accommodation.
"Advanced Share" means the percentage of the total amount of Advances to the Borrower that has been made by a particular Lender at any time.
"Agent" means BNS, or any Successor Agent appointed under Section 12.11.
"Agent's Account" means the account at the Branch into which Lenders' Advances shall be deposited for payment to the Borrower.
"Agreement" means this second amended and restated credit agreement and the Schedules hereto, as may be further amended, supplemented or restated from time to time.
"Applicable Laws" means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgment, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, license, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any governmental authority, binding on or affecting the person referred to in the context in which the term is used or binding on or affecting the property of such person, in each case whether or not having the force of law.
"Applicable Margin" means the applicable fee or margin amount set out in the following grid for the rating which corresponds to the rating received from Standard & Poor's, Moody's or DBRS and which is determined below:

Ratings	Category I	Category II	Category III	Category IV
Standard & Poor's Moody's, and DBRS	>A-/A3/A(low)	A-/A3/A(low)	BBB+/ Baal/BBB (high)	<BBB+/ Baal/BBB (high)
Applicable margin for Bankers' Acceptances, LIBOR Loans & LC/fees	80 bps	100 bps	120 bps	145 bps

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Ratings	Category I	Category II	Category III	Category IV
Standard & Poor's Moody's, and DBRS	>A-/A3/A(low)	A-/A3/A(low)	BBB+/ Baal/BBB (high)	<BBB+/ Baal/BBB (high)
Applicable Margin for Prime Rate Loans and US Base Rates Loans	0 bps	0 bps	20 bps	45 bps
Standby Fee	16 bps	20 bps	24 bps	29 bps
Term-out Fee	25 bps	25 bps	25 bps	25 bps
The ratings set forth in the foregoing table are the ratings assigned by each of the Rating Agencies to the Borrower until such time as ratings are assigned to the Outstanding Senior Bonds after which time the ratings set forth on the foregoing table shall refer to the ratings assigned by each of the Rating Agencies to the Outstanding Senior Bonds. For purposes of this Agreement, if at any time the ratings assigned by the Rating Agencies fall within different rating categories in accordance with the above table, the applicable rating category for purposes of calculating the Applicable Margin shall be determined as follows:

(a)
if only two Rating Agencies publish ratings of the Borrower and/or the Outstanding Senior Bonds, as applicable, the rating category containing the highest assigned rating shall govern, unless the difference in the ratings published by such two Rating Agencies is: (i) two rating levels, in which case the applicable rating shall be deemed to be the average between such two ratings; and (ii) more than two rating levels, in which case the applicable rating shall be deemed to be the rating one level higher than the lowest of such ratings;

(b)
if all three Rating Agencies publish ratings of the Borrower and/or the Outstanding Senior Bonds, as applicable, and two (2) of the Rating Agencies publish a similar rating category, such similar rating category shall govern; and

(c)	if all three Rating Agencies publish ratings of the Borrower and/or the Outstanding Senior Bonds, as applicable, which are different, the middle rating category of the three ratings shall govern.
Any increase or decrease in the applicable LIBOR Margin and applicable Bankers' Acceptance Fee resulting from a change in the rating assigned by one or more Rating Agency shall be calculated with reference to the new Applicable Margin and fee effective on and after the date on which such rating change is published, notwithstanding that any affected LIBOR Advance or Bankers' Acceptance may have been made or issued prior to such date. In the case of outstanding Bankers' Acceptance, an appropriate adjustment shall be made to the fees already collected in respect thereof and the difference shall be paid by, or refunded to, the Borrower, as the case may be, within five (5) Business Days after notice by the Agent to the Borrower of the amount of the adjustment.
The Applicable Margins for each of the above-mentioned rating categories shall increase by 25 bps after the expiry of the Revolving Period until all of the Borrowings have been repaid in full.

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"Auditor"means the independent national firm of Canadian chartered accountants appointed from time to time as the auditor of the Borrower.
"BA Discount Proceeds" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Borrowing Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is three hundred and sixty-five (365), which calculated price will be rounded to the nearest multiple of 0.001%.
"BA Discount Rate"means, expressed as a rate per annum,

(a)
with respect to any Bankers' Acceptance accepted on any date by a Lender which is a Schedule 1 Bank, such Lender's discount rate for bankers' acceptances accepted and purchased on such date by that Lender having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance; and

(b)
with respect to any Bankers' Acceptance accepted and purchased by a Lender which is a Schedule 2 Bank or not. a bank, the lesser of (i) the discount rate, rounded upward to the nearest two decimal places, for bankers' acceptances accepted by that Lender having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance, and (ii) the discount rate, calculated on the same basis at the same time, for bankers' acceptances accepted by the Agent, plus 0.075% per annum; calculated on the basis of a year of three hundred and sixty-five (365) days and determined in accordance with normal market practice at or about 10:00 a.m. on the applicable Borrowing Date.

"Bankers' Acceptance" means a Draft drawn by the Borrower denominated in Canadian Dollars, for a term of one, two, three or six months or such other term as is readily acceptable, which term shall mature on a Business Day and on or before the applicable Maturity Date for an amount of Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000) or any whole multiple of Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000), the minimum aggregate amount of which included in any Borrowing shall be Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000), and accepted by a Lender pursuant to this Agreement.
"Bankers' Acceptance Fee" means the fee payable on the face amount of each Bankers' Acceptance calculated and payable in the manner provided for in Section 4.1.
"BNS" means The Bank of Nova Scotia, its successors and permitted assigns.
"Bond Delivery Agreement" means the bond delivery agreement dated as of the date hereof among the parties hereto as the same may be amended or supplemented from time to time.

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"Borrower"means AltaLink, L.P., a limited partnership created and existing under the Partnership Act (Alberta) and its permitted successors and permitted assigns.
"Borrower's Account" means an account of operation for the Borrower designated by the Borrower and maintained for the Borrower at the Branch of Account, pursuant to an account operating agreement between the Borrower and BNS.
"Borrower's Certificate of Compliance" means a certificate of the Borrower in the form of Schedule 1 and signed on behalf of the Borrower by any one of the President, Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, a Vice President, or the Secretary, of the Borrower or any other senior officer of the General Partner so designated by a certificate signed by the Chairman or President of the General Partner and filed with the Agent for so long as such designation shall be in effect.
"Borrowing" means the aggregate Accommodation to be obtained by the Borrower from one or more of the Lenders on any Borrowing Date.
"Borrowing Date" means the Business Day specified in a Borrowing Notice on which a Lender is or Lenders are requested to provide Accommodation (and also includes the date on which any Loan by way of Overdraft is obtained by the Borrower).
"Borrowing Notice" has the meaning set out in Section 2.4.
"Branch"means the Calgary Commercial Banking Centre of the Agent situated at 240- 8th Avenue S.W., Calgary, Alberta, or such other branch of the Agent in the City of Calgary as the Agent may from time to time designate in writing to the Borrower.
"Branch of Account" means the Calgary Commercial Banking Centre of the BNS situated at 240-8th Avenue S.W., Calgary, Alberta, or such other branch of the BNS in the City of Calgary as BNS may from time to time designate in writing to the Borrower.
"Business Day" means:

(a)
with respect to a Prime Rate Loan, Bankers' Acceptance or any other type of Accommodation denominated in Canadian Dollars, any day (excluding Saturday, Sunday and any day which shall be a legal holiday in Calgary, Alberta) on which the Agent is open at the Branch for the conduct of regular banking business;

(b)
with respect to a U.S. Base Rate Loan or any other type of Accommodation denominated in U.S. Dollars (except as provided in paragraph (c) of this definition), any day (excluding Saturday, Sunday and any day which shall be in New York, New York or Calgary, Alberta a legal holiday) on which the Agent is open at the Branch for the conduct of regular banking business and banking institutions generally are open for the conduct of regular banking business in New York, New York;

(c)
with respect to a LIBOR Loan, any day which is a day for dealings by and between banks in U.S. Dollar deposits in the London interbank eurocurrency market (excluding Saturday, Sunday and any day which shall be in London, England, New York, New York or Calgary, Alberta a legal holiday) on which the Agent is open at

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the Branch for the conduct of regular banking business and banking institutions generally are open for the conduct of regular banking business in London, England, Calgary, Alberta and New York, New York; and

(d)
in all other cases, any day (excluding Saturday, Sunday and any day which shall be in Calgary, Alberta a legal holiday) on which the Agent is open at the Branch for the conduct of regular banking business.

"Canadian Dollar" or "Cdn.$" means lawful money of Canada.
"Canadian Dollar Amount" means, at any time, in relation to any outstanding Accommodation:

(a)	in relation to a Loan denominated in Canadian Dollars, the principal amount thereof;

(b)	in relation to a Bankers' Acceptance, the face amount thereof;

(c)	in relation to a Loan denominated in U.S. Dollars, the Equivalent Amount expressed in Canadian Dollars of the principal amount thereof; and

(d)	in relation to a Letter of Credit the amount of the maximum aggregate liability (contingent or actual) of the Letter of Credit Lender pursuant to such Letter of Credit expressed in Canadian Dollars.
"Claim" shall have the meaning set out in Section 6.7.
"Commitment" means in respect of each Lender from time to time, the covenant to make Advances to the Borrower of the Lender's Proportionate Share of the Committed Amount and, where the context requires, the maximum amount of Advances which such Lender has covenanted to make, as recorded on the Register maintained by the Agent referred to in Subsection 12.14(c).
"Committed Amount" means the aggregate maximum authorized amount of Accommodation under the Credit Facilities from time to time.
"Contractual Obligation" of the Borrower means any provision of any security issued by the Borrower or of any agreement, instrument or undertaking to which the Borrower is a party or by which it or any of its property is bound.
"Contributing Lender" shall have the meaning set out in Subsection 12.3(b).
"Credit Documents" means the Pledged Bond, the Trust Indenture, letter of credit documents, forms of Drafts, or agreements relating to Bankers' Acceptances required by any Lender and, when executed and delivered by the Borrower.
"Credit Facilities" means the credit facilities established by the Lenders in favour of the Borrower pursuant to Section 2.1.
"Defaulting Lender" shall have the meaning set out in Subsection 12.3(b).

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"Demand Date" means any date that repayment of Accommodation or any other amount outstanding under this Agreement is demanded under Article 11.
"Draft"means at any time a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on a Lender and bearing such distinguishing letters and numbers as such Lender may require, but which at such time has not been completed or accepted by such Lender.
"Effective Date" means December 19, 2013 or such later date as may be agreed upon by the Borrower and Agent.
"Environmental Adverse Effect" means one or more of the following in connection with an Environmental Matter:

(a)	impairment or adverse alteration of the quality of the Natural Environment for any use that can be made of it by humans, or by any animal, fish or plant that is useful to humans;

(b)	injury or damage to property or to plant or animal life;

(c)	harm or material discomfort to any Person;

(d)	an adverse effect on the health of any Person;

(e)	impairment of the safety of any Person;

(f)	rendering any property or plant or animal life unfit for human use;

(g)	loss of enjoyment of normal use of property; and

(h)	interference with the normal conduct of business.
"Environmental Liability" means any liability of the Borrower under any Environmental Laws or any other applicable law for any adverse impact on the environment, health or safety, including the Release of a Hazardous Substance, and any liability for the costs of any clean-up, preventative or other remedial action including costs relating to studies undertaken or arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any Governmental Authority to prevent or minimize any actual or threatened Release by the Borrower of any Hazardous Substance.
"Environmental Matter" means any past, present or future activity, event or circumstance in respect of the environment, health or safety including the Release of any Hazardous Substance including any substance which is hazardous to Persons, animals, plants, or which has a detrimental effect on the soil, air or water, or the generation, treatment, storage, use, manufacture, holding, collection, processing, treatment, presence, transportation or disposal of any Hazardous Substances.
"Environmental Proceeding" means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, including any environmental Governmental Authority, with respect to or threatened against or affecting the Borrower or

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relating to the assets or liabilities of the Borrower or any of their respective operations, in connection with any Environmental Laws, Environmental Matter or Environmental Liability.
"Equivalent Amount" means, with respect to any two currencies, the amount obtained in one such currency when an amount in the second currency is translated into the first currency using the Bank of Canada noon rate of exchange between such currencies on the Business Day for which such computation is made or, if such rate is not available, using the spot buying rate of the Agent for the purchase of the first currency with the applicable amount of the second currency in effect at the Branch at or about noon on the Business Day with respect to which such computation is required or, in the absence of such a buying rate on such date, using such other rate as the Agent may reasonably select.
"Event of Default" shall have the meaning specified in Section 11.1.
"Governmental Approvals" means any authorization, order, permit, approval, grant, licence, consent, right, privilege, certificate or the like which may be issued or granted by law or by rule, regulation, policy or directive of any Governmental Authority now or hereafter required in connection with the use, management, maintenance and operation of the Business by the Borrower.
"IFRS" means International Financial Reporting Standards established by the International Accounting Standards Board.
"LC Fee" shall have the meaning specified in Section 4.2.
"Lenders"means BNS and all other financial institutions from time to time that have become a Lender in accordance with this Agreement and the Letter of Credit Lender and "Lender"means any one of them.
"Letter of Credit"means a letter of credit issued as provided in Section 2.8 by the Letter of Credit Lender in favour of any Person with respect to the liability of the Borrower to pay a fixed maximum amount of Canadian Dollars, provided that no Letter of Credit shall have a term of more than one year or a term ending after the applicable Maturity Date.
"Letter of Credit Lender" means BNS and/or such other Lenders which agree to provide the Borrower with Letters of Credit pursuant to this Agreement.
"LIBOR Interest Period" means, from time to time with respect to a LIBOR Loan, the applicable interest period of one, two, three or six months ending on a Business Day and on or before the applicable Maturity Date, as selected in accordance with Section 3.2.
"LIBOR Loan" means any Loan in U.S. Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the LIBOR Rate, the minimum aggregate principal amount of which included in any Borrowing shall be Two Hundred and Fifty Thousand U.S. Dollars (U.S.$250,000) or any greater amount which is a whole multiple of Two Hundred and Fifty Thousand U.S. Dollars (U.S.$250,000).

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"LIBOR Rate" means, with respect to each LIBOR Interest Period for each LIBOR Loan, the rate of interest which appears on the LIBOR page of the Reuters Screen as of 11:00 a.m. (London, England time) on the second Business Day prior to the commencement of such LIBOR Interest Period or, if such Reuters Screen rate is not available on such day, there shall be substituted for such rate the annual interest rate for deposits of U.S. Dollars for a period most nearly comparable to such LIBOR Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 a.m. (London, England time) on the second Business Day prior to the commencement of such LIBOR Interest Period for loans of a corresponding amount for a corresponding LIBOR Interest Period or, if neither such screen rate is available on such day, there shall be substituted for such rate the annual interest rate, rounded upward to the nearest I/16th of 1%, at which deposits in U.S. Dollars in amounts comparable to the amount of such LIBOR Loan, for value on the first day of such LIBOR Interest Period and for a term equal to the requested LIBOR Interest Period, are offered to the Agent in accordance with its normal practice in the London interbank market at or about 11:00 a.m. (London, England time) on the second Business Day prior to the commencement of such LIBOR Interest Period, as determined by the Agent.
"Loan"means the amount of Canadian Dollars or U.S. Dollars advanced by a Lender or Lenders to the Borrower on any Borrowing Date pursuant to a Borrowing Notice or by way of Overdraft or as otherwise provided herein and includes a Prime Rate Loan, a LIBOR Loan and a U.S. Base Rate Loan.
"Majority Lenders" means, at any time, Lenders having, in the aggregate, Proportionate Shares of a minimum of 66. 7% of the Committed Amount.
"Material Adverse Effect" means an effect which materially adversely affects the ability of the Borrower to perform its obligations under this Agreement or, the Credit Documents, or which materially adversely affects the validity or priority of any Security Interest held by the Agent, or which results in an Event of Default and includes an Environmental Adverse Effect which constitutes or results in any of the foregoing effects.
"Maturity Date" means the first anniversary of the expiry of the Revolving Period unless the Revolving Period is extended pursuant to Subsection 5.2(b). For greater certainty, the Maturity Date shall be December 18, 2015.
"Notice of Extension" shall have the meaning specified in Section 5.2.
"Permitted Joint Arrangements" means one or more arrangements with other parties related to the development or operating projects for the transmission of electricity in Canada (including the bidding process thereto) and "Permitted Joint Arrangement" means any one of the Permitted Joint Arrangements.
"Permitted JA Subsidiary" means a subsidiary of the Borrower formed for the sole purpose of facilitating the participation by the Borrower in a Permitted Joint Arrangement and "Permitted JA Subsidiaries"means one or more Permitted JA Subsidiary.
"Overdraft"means the amount of Canadian Dollars or U.S. Dollars advanced by the Overdraft Lender to the Borrower by way of Prime Rate Loans and U.S. Base Rate Loans.

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"Overdraft Lender"means BNS and/or such other Lenders which agree to provide the Borrower with Overdrafts pursuant to this Agreement.
"Pledged Bond" means the Two Hundred and Fifty Million Canadian Dollars (Cdn.$250,000,000) Series 5 Bond of the Borrower issued and certified under the Trust Indenture.
"Prime Rate" means the rate per annum publicly declared by the Agent from time to time as its prime reference rate of interest for Canadian Dollar commercial loans made in Canada.
"Prime Rate Loan" means any Loan in Canadian Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the Prime Rate.
"Proportionate Share" means the percentage of the Committed Amount which a Lender has agreed to advance pursuant to the Credit Facility, as set out in Schedule 5, which percentage shall be amended and distributed to all parties by the Agent from time to time as other Persons become Lenders.
"Revolving Period" means the three hundred and sixty-four (364) day period commencing on the Effective Date as may be extended pursuant to Subsection 5.2(b). For greater certainty, the Revolving Period shall expire on December 18, 2014.
"Schedule 1 Bank" means a bank listed on Schedule 1 under the Bank Act (Canada).
"Schedule 2 Bank" means a bank listed on Schedule 2 under the Bank Act (Canada).
"Trust Indenture" means the amended and restated trust indenture made as of the 28th day of April, 2003 between the Borrower, the General Partner and BNY Trust Company of Canada, as trustee, as supplemented by supplemental indentures each dated April 29, 2002, May 10, 2002, October 1, 2002, April 28, 2003, June 5, 2003, December 8, 2003, December 15, 2005 and May 9, 2006, May 21, 2008, December 18, 2009, August 18, 2010, December 17, 2010, September 1, 2011, June 29, 2012, November 15, 2012 and May 22, 2013 as such amended and restated trust indenture may be amended and supplemented from time to time.
"Undisbursed Credit" means, at any time, the excess, if any, of the limit of the Credit Facilities then in effect over the Canadian Dollar Amount of all Accommodation then outstanding under the Credit Facilities.
"U.S. Base Rate" means the rate per annum publicly declared by the Agent from time to time as its prime reference rate of interest for U.S. Dollar commercial loans made in Canada.
"U.S. Base Rate Loan"means any Loan in U.S. Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the U.S. Base Rate.
"U.S. Dollars" or "U.S.$" means lawful money of the United States of America.

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1.2	References
The terms "Article", "Section", "Subsection" or "paragraph"followed by a number refer to the specified Article, Section, Subsection or paragraph of this Agreement unless otherwise expressly stated or the context otherwise requires.

1.3	Headings
The Article or Section or other headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

1.4	Included Words
Words importing the singular number only shall include the plural and vice versa where the context requires. The word "include" and derivatives thereof means "include without limitation".

1.5	Accounting Terms
Unless otherwise specified, all accounting terms used herein or in any other Credit Documents shall be interpreted in accordance with GAAP as now or hereafter adopted by (a) prior to January 1, 2011, the Canadian Institute of Chartered Accountants or any successor thereto; and (b) on and after January 1, 2011, IFRS, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, consistently applied. In the event of a change in GAAP or following the adoption of IFRS, the Borrower and the Agent (with the approval of the Lenders) shall negotiate in good faith to revise (if appropriate) the financial ratios and financial covenants contained in this Agreement, such ratios and covenants to reflect GAAP as then in effect, in which case all calculations thereafter made for the purpose of determining compliance with such ratios and covenants shall be made on a basis consistent with GAAP in existence as at the date of such revisions. If the Borrower and the Agent cannot agree upon the required amendments immediately prior to the date of implementation of any accounting policy change, then all calculations of financial covenant, financial covenant thresholds or terms used in this Agreement or any other Credit Document shall be prepared and delivered on the basis of accounting policies of the Borrower as at the date hereof without reflecting such accounting policy change.

1.6	Time
Unless otherwise expressly stated, any reference herein to a time shall mean local time in Calgary, Alberta.

1.7	Governing Law/Attornment
This Agreement and the Credit Documents shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

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1.8	Currency
Unless otherwise specified herein, or the context otherwise requires, all statements of or references to dollar amounts in this Agreement and the Credit Documents shall mean Canadian Dollars.

1.9	Certificates and Opinions

(a)
Unless otherwise provided in a particular Schedule to this Agreement, each certificate and each opinion furnished pursuant to any provision of this Agreement shall specify the Section or Sections under which such certificate or opinion is furnished, shall include a statement that the Person making such certificate or giving such opinion has read the provisions of this Agreement relevant thereto and shall include a statement that, in the opinion of such Person, such Person has made such examination and investigation as is necessary to enable such Person to express an informed opinion on the matters set out in the certificate or opinion.

(b)
Whenever the delivery of a certificate or opinion is a condition precedent to the taking of any action by the Agent or a Lender or Lenders under this Agreement, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of the Borrower to have such action taken, and each statement of fact contained therein shall be deemed to be a representation and warranty of the Borrower for the purposes of this Agreement.

1.10	Schedules
The following are the Schedules attached to and forming part of this Agreement:

Schedule 1	-	Borrower's Certificate of Compliance
Schedule 2(A)	-	Borrowing Notice
Schedule 2(B)	-	Notice of Roll Over
Schedule 2(C)	-	Conversion Option Notice
Schedule 3	-	Notice of Extension
Schedule 4	-	Assignment Agreement
Schedule 5	-	Lenders
ARTICLE 2
AMOUNT AND TERMS OF THE CREDIT FACILITIES

2.1	Credit Facilities

(a)
Subject to and upon the terms and conditions set forth in this Agreement, the Lenders hereby establish in favour of the Borrower a revolving credit facility to be used for general corporate purposes and capital expenditures in connection with the Borrowers' capital expenditure program, by way of Prime Rate Loans, U.S. Base Rate Loans, Bankers' Acceptances and LIBOR Loans, and also included within this Credit Facility shall be a credit to the maximum aggregate Canadian Dollar Amount of Seventy Five Million Canadian Dollars (Cdn.$75,000,000) to be provided by:

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(i)	the Letter of Credit Lender only by way of Letters of Credit on such terms as are agreed upon between the Borrower and the Letter of Credit Lender, and/or

(ii)	the Overdraft Lender only by way of Overdrafts;
the aggregate Canadian Dollar Amount of all of the above outstanding at any time under this Credit Facility shall not exceed Seventy-Five Million Canadian Dollars (Cdn.$75,000,000).

2.2	Cancellation
Subject to the provisions of Article 5, the Borrower may, at any time, by giving not less than two (2) Business Days' prior written notice of cancellation to the Agent, cancel all or any part of the Undisbursed Credit as designated by the Borrower without penalty, provided that, if it is a part only, the minimum amount canceled is One Million Canadian Dollars (Cdn.$1,000,000) or any multiples of One Million Canadian Dollars (Cdn.$1,000,000) in excess thereof. Effective on the date of cancellation set out in the applicable notice of cancellation, the relevant Credit Facility or Facilities shall be permanently reduced by the amount of Canadian Dollars stated in the notice of cancellation.

2.3	Particulars of Borrowings

(a)
Notwithstanding any contrary provision contained in the Credit Documents, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in Credit Documents, as against the parties hereto, the provisions of this Agreement shall prevail.

(b)	No Borrowing shall be obtained at any time after the expiry of the Revolving Period or for a period which would extend beyond the Maturity Date.

(c)	Subject to the provisions of Section 2.2 and Article 5, any Accommodation which is repaid may be subsequently re-drawn.

2.4	Borrowing Notice
Whenever the Borrower desires to obtain a Borrowing (other than by way of Overdraft), it shall give to the:

(a)	Agent, in the case of Borrowings under this Credit Facility (other than the Letters of Credit), and

(b)	Letter of Credit Lender, with a copy to the Agent, in the case of Borrowings by way of Letters of Credit, prior written notice in the form attached as Schedule 2(A), (B) or (C) as applicable (a "Borrowing Notice"), specifying, as applicable:

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(c)
the amount, currency and type or types of Accommodation desired including, in the case of a Letter of Credit, the Letter of Credit Lender's specific required form thereof and the particulars of the related indebtedness;

(d)	the Borrower's Account at the Branch to which payment of the Borrowing is to be made, if applicable;

(e)	the Person to whom any Bankers' Acceptance or Letter of Credit is to be delivered, if applicable;

(f)	the requested Borrowing Date;

(g)	if such Borrowing includes a Bankers' Acceptance, the term thereof,

(h)	if applicable, the Accommodation to be renewed or converted and, where such Accommodation includes any Loan, the currency thereof and the interest rate applicable thereto;

(i)	if such Borrowing includes a Loan, whether it is to be a Prime Rate Loan, U.S. Base Rate Loan or a LIBOR Loan; and

(j)	if such Borrowing includes a LIBOR Loan, the LIBOR Interest Period to be applicable to such Loan;
provided that the application for a Letter of Credit delivered to the Letter of Credit Lender as part of the Credit Documents with respect to such Letter of Credit, to the extent that it includes all of the information required by this Section to be provided to the Letter of Credit Lender with respect thereto, may constitute the Borrowing Notice with respect to such Letter of Credit.
The Borrowing Notice shall be given to the relevant party entitled to receive same not later than 10:00 a.m.:

(a)
on the Business Day preceding the applicable Borrowing Date if the Accommodation is by way of Prime Rate Loans or U.S. Base Rate Loans and is a new issue or if any such Accommodation to be drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than One Million Canadian Dollars (Cdn.$1,000,000) and multiples of One Million Canadian Dollars (Cdn.$1,000,000) in excess thereof;

(b)
on the Business Day preceding the applicable Borrowing Date if the Accommodation is by way of Bankers' Acceptances and is a new issue or if any such Accommodation to be drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000); and

(c)	on the third Business Day preceding the applicable Borrowing Date if any new Accommodation or any Accommodation to be renewed or converted is a LIBOR Loan.

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If any Accommodation to be drawn, renewed or converted is a Letter of Credit, the Letter of Credit Lender shall be given such sufficient prior notice as such party may reasonably require in the circumstances.
In all other cases, the Borrowing Notice shall be given to the party entitled thereto on the applicable Borrowing Date.
Any Borrowing Notice received by the Agent or the Letter of Credit Lender, as applicable, on any Business Day after 10:00 a.m. shall be deemed to have been given to such party on the next succeeding Business Day.

2.5	Books of Account
The Agent is hereby authorized to open and maintain books of account and other books and records evidencing all Bankers' Acceptances accepted and cancelled and all Loans advanced and repaid and all other amounts from time to time owing by the Borrower to the Lenders under this Agreement including interest, acceptance, letters of credit and standby and other fees, and to enter into such books and records details of all amounts from time to time owing, paid or repaid by the Borrower under this Agreement. The Borrower acknowledges, confirms and agrees with the Agent that all such books and records kept by the Agent will constitute prima facie evidence of the balance owing by the Borrower under this Agreement; provided, however, that the failure to make any entry or recording in such books and records shall not limit or otherwise affect the obligations of the Borrower under this Agreement. Notwithstanding the foregoing, each Lender is responsible for maintaining its own records as to Advances made by it, and in the event of any inconsistency between such Lender's and the Agent's records, the Agent's records shall govern, absent manifest error.

2.6	Further Provisions Account/Evidence of Borrowings

(a)
Overdraft. The Borrower shall be entitled to obtain Accommodations from the Overdraft Lender in amounts in Canadian Dollars or U.S. Dollars by way of Overdraft. The aggregate amount of all amounts debited from the Borrower's Account at the Branch on each day, net of all deposits or credits to such account during such day, shall:

(i)	in the case of a Loan by way of Overdraft in Canadian Dollars, bear interest at the Prime Rate; and

(ii)	in the case of a Loan by way of Overdraft in U.S. Dollars, bear interest at the U.S. Base Rate.

(b)	Intentionally Deleted

(c)	Co-ordination of Prime Rate and U.S. Base Rate Loans. Each Lender shall advance its Proportionate Share of each Prime Rate and U.S. Base Rate Loan in accordance with the following provisions:

(i)	the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 2.4, on the day such notice is received and

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shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Prime Rate or U.S. Base Rate Loan requested by the notice;

(ii)	each Lender shall deliver its Proportionate Share of such Loan to the Agent's Account at the Branch not later than 11 :00 a.m. on the Borrowing Date;

(iii)
when the Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met or waived, it shall advance to the Borrower the amount delivered by each Lender by crediting the relevant Borrower's Account(s) before 12:00 p.m. on the Borrowing Date, but if the conditions precedent to the Borrowing are not met or waived by 2:30 p.m. on the Borrowing Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Loan is advanced; and

(iv)
if the Agent determines that a Lender's Proportionate Share of a Prime Rate or U.S. Base Rate Loan would not be a whole multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000) or One Hundred Thousand U.S. Dollars (U.S.$100,000), the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000) or One Hundred Thousand U.S. Dollars (U.S.$100,000).

2.7	Bankers' Acceptances

(a)
Power of Attorney for the Execution of Bankers' Acceptances. To facilitate acceptance of the Borrowings by way of Bankers' Acceptances, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of Drafts. In this respect, it is each Lender's responsibility to maintain an adequate supply of blank forms of Drafts for acceptance under this Agreement. The Borrower recognizes and agrees that all Drafts signed and/or endorsed on its behalf by a Lender shall bind the Borrower fully and effectively as if signed in the handwriting of and duly issued by the proper signing officers of the Borrower. Each Lender is hereby authorized to issue such Drafts endorsed in blank in such face amounts as may be determined by such Lenders; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument, except the gross negligence or willful misconduct of the Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and canceled at the respective maturities. Each Lender agrees to provide such records to the Borrower at the Borrower's expense upon request.

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Drafts drawn by the Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Borrower or by its attorneys. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the time of issuance of a Bankers' Acceptance; that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on the Borrower. Upon tender of each Draft the Borrower shall pay to the Lender the fee specified in Section 4.1 with respect to such Draft.

(b)
Sale of Bankers' Acceptances. It shall be the responsibility of each Lender unless otherwise requested by the Borrower, to purchase its Bankers' Acceptances at a discount rate equal to the BA Discount Rate.

In accordance with the procedures set forth in paragraph 2.7(c)(iii), unless the Borrower requests the Lenders not to purchase the subject Bankers' Acceptances, the Agent will make BA Discount Proceeds received by it from the Lenders available to the Borrower on the Borrowing Date by crediting the Borrower's Account with such amount.
Notwithstanding the foregoing, if in the determination of the Majority Lenders acting reasonably a market for Bankers' Acceptances does not exist at any time, or the Lenders collectively cannot for other reasons readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, then upon at least two (2) Business Days' written notice by the Agent to the Borrower, the Borrower's right to request Accommodation by way of Bankers' Acceptances shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists.

(c)	Coordination of BA Borrowings. Each Lender shall advance its Proportionate Share of each Borrowing by way of Bankers' Acceptances in accordance with the following:

(i)
the Agent, promptly following receipt of a notice from the Borrower pursuant to Section 2.4 requesting a Borrowing by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be One Hundred Thousand Canadian Dollars (Cdn.$100,000) or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000);

(ii)
unless requested by the Borrower not to purchase the subject Bankers' Acceptances, each Lender shall transfer to the Agent at the Branch for value on each Borrowing Date immediately available Canadian Dollars in

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an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Borrowing Date, net of the applicable Bankers' Acceptance Fees in respect of such Bankers' Acceptances. Each Lender shall also advise the Agent (which shall promptly give the relevant particulars to the Borrower) as soon as possible of the discount rate at which it has sold or purchased its Bankers' Acceptances;

(iii)
if the Borrower requests the Lenders not to purchase the subject Bankers' Acceptances, each Lender will forward the subject Bankers' Acceptances to the Agent for delivery against payment of the applicable Bankers' Acceptance Fees; and

(iv)
if the Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met or waived, it shall advance to the Borrower the amount delivered by each Lender by crediting the Borrower's Account prior to 12:00 p.m. on the Borrowing Date, or, if applicable shall deliver the Bankers' Acceptances as directed by the Borrower, but if the conditions precedent to the Borrowing are not met or waived by 2:30 p.m. on the Borrowing Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

(d)
Payment. The Borrower shall provide for the payment to the Agent for the account of the Lenders of the face amount of each Bankers' Acceptance at its maturity, either by payment of the amount thereof or through utilization of the Credit Facilities in accordance with this Agreement (by rolling over the Bankers' Acceptance or converting it into other Accommodation or a combination thereof). The Borrower will continue to be required to provide as aforesaid for each Bankers' Acceptance at maturity notwithstanding the fact that a Lender may be the holder of the Bankers' Acceptance which has been accepted by such Lender.

(e)	Collateralization.

(i)
If any Bankers' Acceptance is outstanding on the Demand Date or the Maturity Date, the Borrower shall on such date pay to the Agent for the account of the Lenders at the Branch in Canadian Dollars an amount equal to the face amount of such Bankers' Acceptance.

(ii)
All funds received by the Agent pursuant to Subsection 2. 7(e) shall be held by the Agent for set-off on the maturity date of the Bankers' Acceptance against the liability of the Borrower to the Lender in respect of such Bankers' Acceptance and, until then, shall be invested from time to time in such form of investment at the Branch designated by the Borrower and approved by the Agent, for a term corresponding to the Maturity Date of the applicable Bankers' Acceptance and shall bear interest at the rate payable by the Agent on deposits of similar currency, amount and maturity. The balance of all such funds (together with interest thereon) held by the Agent will be applied to repayment of all debts and liabilities of the Borrower to the Lender under this Agreement and the Credit Documents

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and following repayment of all such debts and liabilities any amount remaining shall be paid to the Borrower or as otherwise required bylaw.

(f)
Notice of Rollover or Conversion. The Borrower shall give the Agent notice in the form attached as Schedule 2(C) not later than 12:00 p.m. (Toronto time) on the Business Day prior to the maturity date of Bankers' Acceptances having an aggregate principal amount equal · to or exceeding Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000), specifying the Accommodation into which the Bankers' Acceptances will be renewed or converted on maturity.

(g)
Obligations Absolute. The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i)	any lack of validity or enforceability of any Draft accepted by a Lender as a Bankers' Acceptance; or

(ii)
the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other person or entity, whether in connection with this Agreement or otherwise.

(h)	Shortfall on Drawdowns, Rollovers and Conversions. The Borrower agrees that:

(i)	the difference between the amount of a Borrowing requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

(ii)	the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance if a Bankers' Acceptance is being rolled over; and

(iii)	the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Borrowing which is being converted to a Bankers' Acceptance;
shall be funded and paid by the Borrower from its own resources, by 12:00 p.m. (Toronto time) on the day of the Borrowing or may be advanced as a Prime Rate Loan if the Borrower is otherwise entitled to such Accommodation and the Agent will apply such Prime Rate Loan to discharge the obligations of the Borrower under such Bankers' Acceptance. Any such Prime Rate Loan so made shall be subject to the terms and provisions of this Agreement, including payment of interest at the rates specified in Section 3.1.

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(i)
Depository Bills and Notes Act. At the option of any Lender, Bankers' Acceptances under this Agreement to be accepted by that Lender may be issued in the form of Depository Bills for a deposit with the Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All Depository Bills so issued shall be governed by the provisions of this Section 2. 7.

2.8	Letters of Credit

(a)
As provided under Section 2.4, a Borrowing Notice for a Borrowing by way of Letter of Credit shall be in the form required by the Letter of Credit Lender. If the Borrower is otherwise entitled to make a Borrowing under the Letter of Credit, the Letter of Credit Lender shall issue the Letter of Credit to the Borrower on the Borrowing Date, or as soon thereafter as the Letter of Credit Lender is satisfied with the form of Letter of Credit to be issued.

(b)
The Letter of Credit Lender will notify the Borrower and the Agent of any payment made by the Letter of Credit Lender under any Letter of Credit. The Borrower will immediately following receipt of any such notice provide to the Agent for the account of the Letter of Credit Lender funds in an amount equal to the amount of such payment made by the Letter of Credit Lender, either by payment of such amount or through utilization of the Credit Facilities, in accordance with this Agreement. If the Borrower does not provide such funds as provided for above, the Letter of Credit Lender may (but shall not be obliged to and without prejudice to the Letter of Credit Lender's rights in respect of such failure of the Borrower) make a Prime Rate Loan to the Borrower whether or not a Default or Event of Default has occurred in an amount equal to the amount of such payment made by the Lender, and apply such Loan to reimburse the Lender for payments made pursuant to such Letter of Credit. Such Loan shall be subject to the terms and provisions of this Agreement including payment of interest at the rates specified in Subsection 3.l(a) or (b) as applicable.

(c)
If any Letter of Credit is outstanding on the Demand Date or the Maturity Date, the Borrower shall on such date pay to the Agent for the account of the Letter of Credit Lender at the Branch in Canadian Dollars, an amount equal to the amount of all Accommodation obtained by the Borrower by way of such Letter of Credit or provide security therefor satisfactory to the Lender.

(d)
All funds received by the Agent pursuant to Subsection 2.8(c) shall be held by the Agent for set-off on the date of payment by the Letter of Credit Lender under the Letter of Credit against the liability of the Borrower to the Letter of Credit Lender in respect of such Letter of Credit and, until then, shall be invested from time to time in such form of investment designated by the Borrower and approved by the Agent for such term as the Agent may determine and shall bear interest at the rate payable by the Agent on deposits of similar currency, amount and maturity. The balance of all such funds (together with interest thereon) held by the Agent will be applied to repayment of all debts and liabilities of the Borrower to the Letter of Credit Lender under this Agreement and the Credit Documents, and following

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repayment of all such debts and liabilities any amount remaining shall be paid to the Borrower or as otherwise required by law.

2.9	LIBOR Loans

(a)
LIBOR Loans shall only be made available to the Borrower to the extent the Agent determines (which determination shall be made in good faith and shall be conclusive and binding) that U.S. Dollars are available to the Lenders on the London interbank eurocurrency market. The Agent will use all reasonable efforts to coordinate the obtaining of U.S. Dollars on the London interbank eurocurrency market and to quote LIBOR Rates on request of the Borrower from time to time. If at any time prior to the proposed commencement of a LIBOR Interest Period the Agent shall determine (which determination shall be made in good faith and shall be conclusive and binding) that by reason of circumstances affecting the London interbank eurocurrency market or the position of the Majority Lenders therein (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate to be applicable during such LIBOR Interest Period, or (ii) U.S. Dollars for such LIBOR Interest Period are not readily available to the Lenders, as the case may be, in the London interbank eurocurrency market, then the Agent shall give notice thereof to the Borrower prior to 10:30 a.m. on the day which is two (2) Business Days in advance of the proposed commencement of such LIBOR Interest Period, and such Loan, if not then outstanding as a LIBOR Loan, shall not be made and, if then outstanding as a LIBOR Loan, the Borrower shall then give a Notice of Borrowing in accordance with Section 2.4 converting the LIBOR Loan on the expiration of the then applicable LIBOR Interest Period to another Accommodation.

(b)
The Borrower shall give the Agent notice in writing not later than 10:00 a.m. on the third Business Day prior to the expiry of the LIBOR Interest Period in respect of a LIBOR Loan specifying the new LIBOR Interest Period (if the LIBOR Loan is to be renewed) or the Accommodation into which the LIBOR Loan will be converted on such expiry.

(c)
If no notice is given by the Borrower as provided in paragraph (a) or (b) above, the LIBOR Loan will be automatically converted on the expiration of the then applicable LIBOR Interest Period to a U.S. Base Rate Loan, without prejudice to the Lenders' rights in respect of the failure to give the notice and whether or not a Default or Event of Default has occurred, in the principal amount of the funds required to be provided to the Agent for the account of the Lenders pursuant to this Section.

(d)
If any LIBOR Loan is outstanding on the Demand Date or the Maturity Date, the Borrower shall on such date pay to the Agent for the account of the Lenders at the Branch in U.S. Dollars an amount equal to the principal amount of such LIBOR Loan.

(e)
All funds received by the Agent pursuant to, paragraph (d) shall be held by the Agent for set-off on the maturity date of the LIBOR Loan against the liability of the Borrower to the Lenders in respect of such LIBOR Loan and, until then, shall be invested from time to time in such form of investment at the Branch designated by the Borrower and approved by the Agent, for a term corresponding to the maturity date of the applicable LIBOR Loan and shall bear interest at the rate payable by

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the Agent on deposits of similar currency, amount and maturity. The balance of all such funds (together with interest thereon) held by the Agent will be applied to repayment of all debts and liabilities of the Borrower to the Lenders under this Agreement and the Credit Documents and following repayment of all such debts and liabilities any amount remaining shall be paid to the Borrower or as otherwise required by law.

(f)	Each Lender shall advance its Proportionate Share of each LIBOR Loan in accordance with the following provisions:

(i)
the Agent shall advise each Lender of its receipt of a notice from a Borrower pursuant to Section 2.4 on the day such notice is received and shall, as soon as possible, advise each Lender of the amount of its Proportionate Share of any Borrowing by way of LIBOR Loan requested by the notice;

(ii)	each Lender shall deliver its share of the Borrowing to the Agent's Account at the Branch not later than 11 :00 a.m. on the Borrowing Date;

(iii)
when the Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by crediting the Borrower's Account, but if the conditions precedent to the Borrowing are not met by 2:30 p.m. on the Borrowing Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the LIBOR Loan is advanced; and

(iv)
if the Agent determines that the amount of a Lender's Proportionate Share of the LIBOR Loan would not be a whole multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000), the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000).

2.10	Safekeeping of Drafts
The responsibility of the Agent and the Lenders in respect of the safekeeping of Drafts, Bankers' Acceptances and other bills of exchange which are delivered to any of them hereunder shall be limited to the exercise of the same degree of care which such party gives to its own property, provided that such party shall not be deemed to be an insurer thereof.

2.11	Certification to Third Parties
The Agent will promptly provide to the Borrower and third parties at the request of the Borrower a certificate as to the Canadian Dollar Amount of Accommodation outstanding from time to time under this Agreement, and giving such other particulars in respect of the Indebtedness as the Borrower may reasonably request.

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ARTICLE 3
INTEREST

3.1	Interest on Loans

(a)
Prime Rate Loan. Each Prime Rate Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such Loan to, but not including, the date of repayment of such Loan on the unpaid principal amount of such Loan at a nominal rate per annum equal to the Prime Rate, which shall, in each case, change automatically without notice to the Borrower as and when the Prime Rate shall change so that at all times the rates set forth above shall be the Prime Rate then in effect. Interest on each Prime Rate Loan shall be computed on the basis of the actual number of days elapsed divided by three hundred and sixty-five (365) or three hundred and sixty-six (366), as applicable. Interest in respect of outstanding Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month; provided, however, that interest on overdue interest shall be payable on demand.

(b)
U.S. Base Rate Loan. Each U.S. Base Rate Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such Loan to, but not including, the date of repayment of such Loan on the unpaid principal amount of such Loan at a nominal rate per annum equal to the U.S. Base Rate, which shall, in each case, change automatically without notice to the Borrower as and when the U.S. Base Rate shall change so that at all times the rates set forth above shall be the U.S. Base Rate then in effect. Interest on each U.S. Base Rate Loan shall be computed on the basis ofthe actual number of days elapsed divided by three hundred and sixty-five (365) or three hundred and sixty-six (366), as applicable. Interest in respect of outstanding U.S. Base Rate Loans shall be payable monthly in arrears on the first Business Day of each month; provided, however, that interest on overdue interest shall be payable on demand.

(c)
LIBOR Loans. Each LIBOR Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such LIBOR Loan to, but not including, the date of repayment thereof on the unpaid principal amount thereof at a nominal rate per annum equal to the LIBOR Rate determined by the Agent for each LIBOR Interest Period applicable to such LIBOR Loan plus the Applicable Margin in effect on the first day of such LIBOR Interest Period. Interest on each LIBOR Loan shall be computed on the basis of the actual number of days elapsed divided by three hundred and sixty (360). Interest in respect of each LIB OR Loan shall be payable on the last day of each LIBOR Interest Period applicable thereto and also, with respect to each LIBOR Interest Period which is longer than ninety (90) days, the last day of such LIBOR Interest Period and each date within such LIBOR Interest Period which is the first Business Day following the expiration of each ninety (90) day interval after the first day of such LIBOR Interest Period; provided, however, that interest on overdue interest shall be payable on demand.

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3.2	LIBOR Interest Period Determination
The Borrower shall select the duration of each LIBOR Interest Period by facsimile or telephone notice (to be confirmed the same day in writing) received by the Agent not later than 10:00 a.m. on the third Business Day preceding the applicable Borrowing Date. The first LIBOR Interest Period for any LIBOR Loan shall commence on (and include) the Borrowing Date for such LIBOR Loan, and each LIBOR Interest Period occurring thereafter for such LIBOR Loan shall commence on (and include) the day following the expiration of the next preceding LIBOR Interest Period. Notwithstanding the foregoing, if any LIBOR Interest Period would otherwise expire on a day which is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day provided it is in the same calendar month, and otherwise shall expire on the preceding Business Day.

3.3	Interest on Overdue Amounts
The Borrower will on demand pay interest to the Agent on all amounts (other than as provided in Section 3 .1) payable by the Borrower pursuant to this Agreement that are not paid when due at the applicable interest rate per annum from time to time set out in Category IV for the Applicable Margin for Prime Rate Loans provided in the definition of "Applicable Margin", in the case of amounts payable in Canadian Dollars, or, the applicable interest rate per annum from time to time set out in Category IV for the Applicable Margin for US Base Rate Loans provided in the definition of "Applicable Margin" in the case of amounts payable in U.S. Dollars, in each case calculated daily and compounded monthly from the date of payment until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment), with interest on overdue interest at the same rate.

3.4	Other Interest
The Borrower shall pay interest on all amounts payable hereunder at the rate specified herein or, if no rate is specified, at the Prime Rate plus the Applicable Margin calculated daily and compounded monthly, from the date due until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment).

3.5	Interest Act (Canada)
For the purpose of the Interest Act (Canada), the yearly rate of interest to which interest calculated on the basis of a year of three hundred and sixty (360) or three hundred and sixty-five (365) days is equivalent is the rate of interest as so determined multiplied by the actual number of days in such year divided by three hundred and sixty (360) or three hundred and sixty-five (365), respectively.

3.6	Deemed Reinvestment Principle
For the purpose of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

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3.7	Maximum Return
It is the intent of the parties hereto that the return to the Lenders pursuant to this Agreement shall not exceed the maximum return permitted under the laws of Canada and if the return to the Lenders would, but for this provision, exceed the maximum return permitted under the laws of Canada, the return to the Lenders shall be limited to the maximum return permitted under the laws of Canada and this Agreement shall automatically be modified without the necessity of any further act or deed to give effect to the restriction on return set forth above.
ARTICLE 4
FEES

4.1	Acceptance Fees
Upon the acceptance of any Draft pursuant to this Agreement, the Borrower will pay to the Agent for the account of the relevant Lenders an acceptance fee in Canadian Dollars calculated on the face amount and the term of such Draft, in accordance with the Applicable Margin in effect on the date of acceptance. The acceptance fees payable by the Borrower shall be calculated on the face amount of the Bankers' Acceptance and shall be calculated on the basis of the number of days in the term of such Bankers' Acceptance.

4.2	Letter of Credit

(a)	The Borrower shall pay in advance, on a quarterly basis, to the Agent for the account of the Letter of Credit Lender the following:

(i)
a fee ("LC Fee") payable upon the issuance, extension or renewal of each Letter of Credit calculated by multiplying the Applicable Margin by the amount of such Letter of Credit; provided however that the minimum LC Fee for each Letter of Credit shall be an aggregate total of at least Two Hundred Canadian Dollars (Cdn.$200.00) per annum (based on quarterly payments equal to Fifty Canadian Dollars (Cdn.$50.00) per quarter); and

(ii)	any and all standard administration fees charged from time to time by the Lender, including any reasonable out-of-pocket expenses incurred by the Lender.

(b)	The initial quarterly payment of the minimum LC Fee with respect to each Letter of Credit shall be payable the date upon which such Letter of Credit is issued, extended or renewed, as the case may be.

(c)	Notwithstanding the foregoing, the minimum LC Fee shall not be payable by the Borrower in connection with the issuance, extension or renewal of a Letter of Credit prior to May 1, 2013.

4.3	Standby Fee
The Borrower shall pay to the Agent a standby fee in Canadian Dollars so long as the Agent has not demanded or the Lenders have not ceased to make further advances under Section 11.2, calculated in accordance with the Applicable Margin on the amount of the Undisbursed Credit

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in existence during the period of calculation and as adjusted automatically upon any change thereof. Accrued standby fees shall be calculated quarterly and be due and payable quarterly in arrears on the first Business Day after the end of each quarter of each Fiscal Year of the Borrower.

4.4	Basis of Calculation of Fees
The fees payable under Sections 4.1, 4.2 and 4.3 with respect to any period shall be calculated on the basis of the actual number of days in such period divided by three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be.

4.5	Extension Fee
In consideration of the Lenders amending the terms of this Agreement as set out herein, the Borrower shall pay to the Agent on the acceptance, execution and delivery of this Agreement an up-front fee of 4 bps on Cdn.$75,000,000, which for clarity is Cdn.$30,000.
ARTICLE 5
PAYMENT

5.1	Voluntary Repayment of Outstanding Accommodation

(a)
Repayments. The Borrower shall have the right to voluntarily repay, which for the purpose of (i), (ii) and (iii) below includes renewals and conversions of, outstanding Accommodations from time to time on any Business Day without premium on the terms and conditions set forth in this Section and thereby permanently reducing the Credit Facilities:

(i)
With respect to any voluntary repayment of Accommodation (other than Overdrafts), unless the Agent with the consent of the Lenders otherwise approves, the Canadian Dollar Amount of Accommodation included in such repayment shall be Ten Million Canadian Dollars (Cdn.$10,000,000) or whole multiples of One Million Canadian Dollars (Cdn.$1,000,000) or the entire amount of that type of Accommodation outstanding, the U.S. Dollar amount of Accommodation included in such repayment shall be Ten Million U.S. Dollars (U.S.$10,000,000) or whole multiples of One Million U.S. Dollars (U.S.$1,000,000) or the entire amount of that type of Accommodation outstanding, and the Borrower shall give the Agent a written notice of repayment, specifying the amount, the type or types of Accommodation to be included in the repayment (and where such Accommodation includes any Loan, the currency thereof and the interest rate applicable thereto) and the applicable voluntary repayment date, which notice shall be irrevocable by the Borrower. The notice of repayment shall be given to the Agent not later than 10:00 a.m.:

(A)
on the second Business Day preceding the applicable repayment date in the case of Loans with a Canadian Dollar Amount in the aggregate equal to or greater than Ten Million Canadian Dollars (Cdn.$10,000,000);

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(B)
on the second Business Day preceding the applicable repayment date in the case of Bankers' Acceptances in an aggregate Face Amount equal to or greater than Ten Million Canadian Dollars (Cdn.$10,000,000); and

(C)	on the third Business Day preceding the applicable repayment date in the case of LIBOR Loans.

(ii)	In all other cases, notice of repayment shall be given on the applicable repayment date.

(iii)
Any notice of repayment received by the party entitled thereto on any Business Day after 11 :00 a.m. shall be deemed to have been given to such party on the next succeeding Business Day. A notice of repayment of Accommodation may be included as part of a Notice of Borrowing in respect of other Accommodation.

(iv)	With respect to voluntary repayment of Overdrafts, there is no requirement for a minimum payment and no requirement for notice.

(v)
On the applicable voluntary repayment date the Borrower shall pay to the Agent for the account of the Lenders, the amount of any Accommodation that is subject to the repayment, together with all interest and other fees and amounts accrued, unpaid and due in respect of such repayment; provided, however, that accrued interest will not be repayable prior to the applicable interest payment date in Section 3 .1 in respect of Overdrafts or in respect of Prime Rate Loans or U.S. Base Rate Loans unless the full balance outstanding thereunder is voluntarily repaid.

(b)	Repayment of Certain Types of Accommodation. The following provisions shall also apply to the voluntary repayment by the Borrower of the following types of Accommodation:

(i)	Subject to Subsection 5.l(c), no repayment of any LIBOR Loan shall be made otherwise than upon the expiration of any applicable LIBOR Interest Period; and

(ii)
No repayment of outstanding Accommodation in the form of Bankers' Acceptance shall be made otherwise than upon the expiration or maturity date or, in the case of a Letter of Credit, on the date of surrender thereof to the Letter of Credit Lender.

(c)
Repayment of LIBOR Loans. Notwithstanding Subsections 5.l(a) and 5.l(b), a LIBOR Loan may be repaid at any time within the thirty (30) day period after the Borrower receives notice that it is required to pay any amount under Section 6.6 in respect of such Accommodation, provided that in addition to the other amounts required to be paid pursuant to this Section at the time of such repayment, the Borrower pays to the Agent for the account of the Lenders at such time all reasonable breakage costs incurred by the Lenders with respect to, and all other amounts payable by the Borrower under Sections 6. 7 and 6.8 in connection with, such repayment. A certificate of a Lender or Lenders as to such costs, providing details of the calculation of such costs, shall be prima facia evidence.

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5.2	Repayment on Maturity Date and Extension

(a)
Subject to Subsections 2.7(e), 2.8(c), 2.9(d) and to this Section, the Borrower shall repay in full all outstanding Accommodation, together with all interest, fees and other amounts payable hereunder on the applicable Maturity Date to the Agent for the account of the Letter of Credit Lender, the Overdraft Lender or the Lenders, as applicable.

(b)
If, no earlier than one hundred and eighty (180) and no later than ninety (90) days prior to the expiry of the Revolving Period, or any subsequent extension approved by the Agent, with the consent of the Lenders, pursuant to this Subsection 5 .2(b), the Borrower delivers to the Agent a notice in the form of Schedule 3 (a "Notice of Extension") requesting that such Maturity Date be extended for a further three hundred and sixty-four (364) day period and if the Agent, with the consent of the Lenders, gives notice to the Borrower within thirty (30) days from the date of receipt of such Notice of Extension by the Agent, that the Lenders agree to the request of the Borrower for such extension, then the Maturity Date shall be extended for a three hundred and sixty-four (364) day period commencing on the date stipulated in the Agent's notice to the Borrower. The Lenders agree that they shall give or withhold their consent in a timely manner so that the Agent may provide a response to the Notice of Extension within thirty (30) days from the date of such receipt. The Borrower shall be entitled to replace any Lender which dissents in response to the Notice of Extension (a "Dissenting Lender")with another existing Lender or Lenders without the consent of any of the remaining Lenders; or to replace a Dissenting Lender with any financial institution which is not an existing Lender with the consent of the Majority Lenders. The Borrower shall be entitled, with the unanimous consent of the Lenders who have agreed to extend, to cancel the Commitment of any Dissenting Lender and repay such Dissenting Lender. Any Notice of Extension delivered by the Borrower shall be accompanied by a Borrower's Certificate of Compliance.

5.3	Excess Accommodation
In addition to the other repayment rights, obligations or options set forth in this Article, if the aggregate Canadian Dollar Amount of all Accommodation outstanding under the Credit Facility at any time exceeds the then limit of such Credit, the Borrower shall immediately upon request of the Agent:

(a)	to the extent any of the Accommodation is Prime Rate Loans, U.S. Base Rate Loans or Bankers' Acceptances, repay such excess; or

(b)	in the case of LIBOR Loans, pay to the Agent for the account of the Lenders an amount in U.S. Dollars equivalent to the amount by which the limit of the Credit Facility is exceeded.
Funds paid under paragraph (b) shall be invested from time to time in such form of investment at the Branch designated by the Borrower and approved by the Agent, for terms corresponding to the applicable LIBOR Interest Period or the term of the other applicable Accommodation, as the

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case may be, and shall bear interest at the rate payable by the Agent on deposits of similar currency, amount and maturity.

5.4	Illegality
Notwithstanding any other provision of this Agreement, if the making or continuation of any Accommodation shall have been made unlawful or prohibited due to compliance by any of the Agent and the Lenders in good faith with any change made after the date hereof in any law or governmental rule, regulation, guideline or order, or in any interpretation or application of any law or governmental rule, regulation, guideline or order by any competent authority, or with any request or directive (whether or not having the force oflaw) by any central bank, reserve board, superintendent of financial institutions or other comparable authority made after the date hereof, then the Agent will give notice thereof to the Borrower which shall repay such Accommodation within a reasonable period or such shorter period as may be required by law. During the continuation of any such event the Lenders will have no obligation under this Agreement to make or continue any Accommodation affected thereby.
ARTICLE 6
PAYMENTS AND INDEMNITIES

6.1	Payments on Non-Business Days
Unless otherwise provided herein, whenever any payment to be made under this Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest or fees shall be payable at the appropriate rate during such extension.

6.2	Method and Place of Payment
Unless otherwise provided herein, all payments made by the Borrower to the Agent under this Agreement will be made not later than 2:00 p.m. (Toronto, Ontario time) on the date when due, and all such payments will be made in immediately available funds. Any amounts received after that time shall be deemed to have been received by the Agent on the next Business Day.

6.3	Net Payments
All payments by the Borrower under this Agreement shall be made without set-off or counterclaim or other deduction and without regard to any equities between the Borrower and the Agent or any of the Lenders or any other Person and free and clear of, and without reduction for or on account of, any present or future levies, imposts, duties, charges, fees, deductions or other withholdings, and if the Borrower is required by law to withhold any amount, then the Borrower will increase the amount of such payment to an amount which will ensure that the Agent receives the full amount of the original payment.

6.4	Agent May Debit Account
The Agent may debit any accounts of the Borrower with the Agent for any payment or amount due and payable by the Borrower pursuant to this Agreement without further direction from the Borrower to the Agent; provided that any such debit is not in conflict with the provisions of the

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Trust Indenture but in any event such debits may be made in accordance with the Agent's centralized cash management arrangements with the Borrower.

6.5	Currency of Payment
Accommodation shall be repaid by the Borrower to the Agent or a Lender as required under this Agreement in the currency in which such Accommodation was obtained. Any payment on account of an amount payable under this Agreement in a particular currency (the "Proper Currency")required by any authority having jurisdiction to be made (or which a Lender elects to accept) in a currency (the "Other Currency") other than the Proper Currency, whether pursuant to a judgment or order of any court or tribunal or otherwise, shall constitute a discharge of the Borrower's obligations under this Agreement only to the extent of the amount of the Proper Currency which each applicable Lender is able, as soon as practicable after receipt by it of such payment, to purchase with the amount of the Other Currency so received. If the amount of the Proper Currency which a Lender is so able to purchase is less than the amount of the Proper Currency originally due to it, the Borrower shall indemnify and hold such Lender harmless from and against all losses, costs, damages or expenses which such Lender may sustain, pay or incur as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order and shall not merge in any order of foreclosure made in respect of any of the security given by the Borrower to or for the benefit of any Lender.

6.6	Increased Costs
If after the date of this Agreement any change in any law, regulation, treaty, directive, reserve or special deposit requirement or in the interpretation or application thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by a Lender with any request or directive (whether or not having the force oflaw) by any central bank, reserve board, superintendent of financial institutions, fiscal, monetary or other comparable authority shall:

(a)
subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Accommodation or change the basis of taxation of payments to the Lender of principal, interest, fees or any other amount payable under this Agreement (except for changes in the rate of tax on the overall net income of the Lender or capital tax imposed by the laws of Canada or any political subdivision thereof or taxing authority therein); or

(b)
impose, modify or make applicable any capital adequacy, reserve, assessment, special deposit or loans or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or Loans or other Accommodation, credit facilities or commitments made available by, or any other acquisition of funds by, the Lender;

and the result of any of the foregoing is to impose or increase the cost to the Lender of making or maintaining any part of the Credit Facilities or any Accommodation or to reduce any amount receivable by the Lender under this Agreement with respect thereto, then, in any such case, the

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Borrower shall pay to the Agent for the account of the relevant Lender within thirty (30) days after the date of demand by the Agent such additional amounts necessary to fully compensate the Lender for such additional cost or reduced amount receivable. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, the Agent shall promptly upon receipt of particulars from the relevant Lender notify the Borrower of the event by reason of which the Lender has become so entitled and provide the Borrower with an explanation of the manner in which the liability of the Borrower under this Section has been determined. A certificate of the Lender as to any such additional amounts payable to it shall be prima facie evidence of the amount due.

6.7	General Indemnity
The Borrower shall indemnify the Agent and the Lenders and their directors, officers, employees, attorneys and agents against and hold each of them harmless from any loss, liabilities, damages, claims, costs and expenses (including fees and expenses of counsel to the Agent and the Lenders on a solicitor and his own client basis and reasonable fees and expenses of all independent consultants) (each a "Claim") suffered or incurred by any of them arising out of, resulting from or in any manner connected with or related to:

(a)	any Environmental Matter, Environmental Liability or Environmental Proceeding; and

(b)	any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which the Agent or Lender may sustain or incur as a consequence of:

(i)	failure by the Borrower to make payment when due of the principal amount of or interest on any LIBOR Loan;

(ii)	failure by the Borrower in proceeding with a Borrowing after the Borrower has given a Borrowing Notice;

(iii)	failure by the Borrower in repaying a Borrowing after the Borrower has given a notice of repayment;

(iv)	any breach, non-observance or non-performance by the Borrower of any of its obligations, covenants, agreements, representations or warranties contained in this Agreement; and

(v)
except as otherwise provided in Subsection 5.l(c), the repayment of any LIBOR Loan otherwise than on the expiration of any applicable LIBOR Interest Period or the repayment of any Bankers' Acceptance otherwise than on the maturity date thereof.

The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to any of the Agent and the Lenders at common law or otherwise and this Section shall survive the repayment of the Accommodation and the termination of this Agreement. A certificate of the Lender as to any such loss or expense, providing details of the calculation of such loss or expense, shall be prima facie evidence.

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6.8	Early Termination of LIBOR Interest Period
Without limiting Section 6. 7, if the Agent is required to arrange for early termination of any LIBOR Interest Period or to arrange to acquire funds for any period other than a LIBOR Interest Period to permit the Borrower to repay any LIBOR Loan, the Borrower shall reimburse the Lenders for all losses and reasonable out-of-pocket expenses incurred by them as a result of the early termination of the LIBOR Interest Period in question or as a result of entering into the new arrangement to the extent that such losses and expenses result from such payment. If any such early termination or new arrangement cannot be effected by the Agent on behalf of the Lenders, the Borrower shall continue to pay interest to the Agent in U.S. Dollars at the LIBOR Rate specified hereunder upon an amount of U.S. Dollars equal to the amount of the principal repayment for the remainder of the then current LIBOR Interest Period. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to any of the Agent and the Lenders at common law or otherwise and this Section shall survive the repayment of the Accommodation and the termination of this Agreement. A certificate of a Lender or Lenders as to any such loss or expense, providing details of the calculation of such loss or expense, shall be prima facie evidence.

6.9	Outstanding Bankers' Acceptances and Letters of Credit
If the Credit Facility is terminated at any time prior to the maturity date of any Bankers' Acceptance or Letter of Credit issued hereunder, the Borrower shall pay to the Lenders, on demand, an amount with respect to each such Bankers' Acceptance or Letter of Credit equal to the total amounts which would be required to purchase in the Canadian Dollars market, as of 10:00 a.m. on the date of payment of such demand, Government of Canada treasury bills in an aggregate amount equal to the face amount of such Bankers' Acceptance or Letter of Credit and having in each case a term to maturity similar to the period from such demand to maturity of such Bankers' Acceptance or Letter of Credit. Upon payment by the Borrower as required under this paragraph, the Borrower shall have no further liability in respect of each such Bankers' Acceptance or Letter of Credit and the Lenders shall be entitled to all of the benefits of, and be responsible for all payments to third parties under, such Bankers' Acceptance or Letter of Credit and the Lenders shall indemnify and hold harmless the Borrower in respect of all amounts which the Borrower may be required to pay under each such Bankers' Acceptance or Letter of Credit to any party other than the Lenders.

6.10	Replacement of Lender
Notwithstanding any other item or condition of this Agreement, if the Borrower becomes obligated in respect of a Lender to pay any additional amounts as provided in Section 6.6 and such additional payments are of a permanent nature, then the Borrower may, at its option, upon thirty (30) Business Days notice to the Agent and that Lender (which notice shall be irrevocable):

(a)
require such Lender to assign its full Commitment under which such Advances were made (such commitments being the "Affected Commitments") and all outstanding Advances thereunder, to one or more assignees identified by the Borrower and acceptable to the Agent, acting reasonably, the assignment(s) to which assignee(s) shall have been made in accordance with Section 12.14; or

(b)
terminate the Affected Commitments and repay to such Lender any Advances outstanding thereunder to the extent such Affected Commitments and Advances thereunder are not assigned pursuant to Subsection 6.IO(a).

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ARTICLE 7
SECURITY

7.1	Security
As a general and continuing security for the due payment and performance of all present and future indebtedness, liabilities and obligations of the Borrower to the Agent and to the Lenders under this Agreement, the Borrower shall provide to the Agent on behalf of the Lenders a pledge of the Pledged Bond, such pledge to be pursuant to the Bond Delivery Agreement.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties
To induce the Lenders to make Accommodation available to the Borrower, each of the Borrower and the General Partner, in its personal capacity, represents and warrants to the Agent and the Lenders that the following are true and correct in all material respects:

(a)	the Borrower is a limited partnership existing pursuant to the terms of the Partnership Act (Alberta) and has the legal capacity and right to own its property and assets and to carry on the Business;

(b)
the General Partner is a corporation, duly and validly incorporated, organized and existing as a corporation under the laws of the Province of Alberta and has the legal capacity to act as the General Partner of the Borrower;

(c)
each of the Borrower and the General Partner has the legal capacity and right to enter into the Credit Documents and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof;

(d)
each of the Borrower and the General Partner has taken all necessary action to authorize the creation, execution and delivery of each of the Credit Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby;

(e)
each of the Credit Documents has been duly executed and delivered by each of the Borrower and the General Partner and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors' rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion;

(f)
there is no existing, pending or, to the knowledge of the Borrower or the General Partner, threatened litigation by or against either of them which could reasonably be expected to be adversely determined to the rights of the Borrower or the General Partner and which could reasonably be expected to cause a Material Adverse Effect; no event has occurred, and no state or condition exists, which could give rise to

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any such litigation; provided, however, that if the Borrower has disclosed to the Lenders litigation which is not in compliance with the foregoing and the Lenders have waived all or· any part of such non-compliance, no further waiver shall be required in respect of such litigation to the extent that the same has been waived by the Lenders;

(g)
the financial information relating to the Acquisition and the Business delivered to the Agent pursuant to or in connection with this Agreement (the "Projection") was prepared using assumptions that reflect the Borrower's planned course of action for the period covered by the Projection, given management's judgement as to the most probable set of economic conditions, together with certain hypotheses. Hypotheses are assumptions that assume a set of economic conditions or courses of action that are consistent with management's intended course of action and represent plausible circumstances but for which there is no corroborative evidence. The Projection has been prepared as "special purpose" information (as defined under GAAP principles) and as such is not presented in the format of historical financial statements.

(h)	there has been no change which could reasonably be expected to cause a Material Adverse Effect;

(i)	the Borrower is in compliance with all Applicable Laws where any non compliance could reasonably be expected to cause a Material Adverse Effect;

(j)
all Governmental Approvals and other consents necessary to permit the Borrower and the General Partner (i) to execute, deliver and perform each Credit Document, and to consummate the transactions contemplated thereby, and (ii) to own and operate the Business, have been obtained or effected and are in full force and effect.The Borrower is in compliance with the requirements of all such Governmental Approvals and consents and there is no Claim existing, pending or, to the knowledge of the Borrower or the General Partner, threatened which could result in the revocation, cancellation, suspension or any adverse modification of any of such Governmental Approvals or consent (except as may hereafter arise and be disclosed to the Agent);

(k)
no Default or Event of Default under this Agreement or the Trust Indenture has occurred which has not (i) been expressly waived in writing by the Agent, the Trustee under the Trust Indenture and the holders of the Senior Bonds, or (ii) been remedied (or otherwise ceased to be continuing);

(l)	the Borrower has good and marketable title to, in each case free and clear of all Security Interests, other than Permitted Encumbrances, all assets acquired under the Acquisition;

(m)	the Borrower has paid all taxes due and owing to date;

(n)
no essential portion of the Borrower's real or leased property has been taken or expropriated by any Governmental Body nor has written notice or proceedings in respect thereof been given or commenced nor is the Borrower aware of any intent or proposal to give any such notice or commence any such proceedings; and

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(o)	the Principal Property in the name of the General Partner are and will be held by the General Partner in trust for the Borrower;

(p)	Except as disclosed to the Agent:

(i)
the Borrower does not have any knowledge of any Environmental Adverse Effect or any condition existing at, on or under the Principal Property which, in any case or in the aggregate, with the passage of time or the giving of notice or both, could reasonably be expected to give rise to liability of the Borrower resulting in a Material Adverse Effect;

(ii)
the Borrower has no knowledge of any present or prior leaks or spills with respect to underground storage tanks and piping system or any other underground structures existing at, on or under Principal Property or of any past violations by any Applicable Laws, policies or codes of practice involving the Principal Property, which violations, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(iii)
the Borrower has no knowledge that it has any obligation under any Environmental Laws to pay any compensation or damages resulting from the operation of the Principal Property, or that it will have any such obligation resulting from the maintenance and operation of the Principal Property, which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(iv)
the Borrower has no Environmental Liability which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed by the Borrower to the Agent in writing prior to the Effective Date.

(q)
The Borrower is not as at the date that this representation is made or deemed to be made the subject of any civil, criminal or regulatory proceeding or governmental or regulatory investigation with respect to Environmental Laws nor is it aware of any threatened proceedings or investigations which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed in accordance with the notice requirements set out in Section 9.2. The Borrower is actively and diligently proceeding to use all reasonable efforts to comply with all Environmental Laws and all such activities are being carried on in a prudent and responsible manner and with all due care and due diligence; and

(r)	As of the Effective Date, the Borrower has no Subsidiaries other than Permitted IA Subsidiaries.

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8.2	Survival of Representations and Warranties
All representations and warranties contained in this Agreement, the Credit Documents and any certificate or document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Credit Documents, the advance of each Accommodation and exercise of any remedies under this Agreement or under any of the Credit Documents, notwithstanding any investigation made at any time by or on behalf of the Agent or the Lenders.
ARTICLE 9
COVENANTS

9.1	Trust Indenture
The Borrower covenants and agrees that so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facilities, the Borrower will comply with all of the covenants, both positive and negative, contained in the Trust Indenture which are incorporated by reference into this Agreement. Non-compliance by the Borrower with any of these covenants cannot be waived by the Lenders other than in accordance with Subsection 12.7(c).

9.2	Covenants
The Borrower covenants and agrees that, so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facilities:

(a)	Information and Certificates. The Borrower shall furnish to the Agent, with sufficient copies for all Lenders:

(i)
at the time the same are sent, copies of all financial statements, annual budgets and such other information or material which is reasonably requested by the Agent including, without limitation, copies of all reports, notices, and other documents, if any, which the Borrower may make to, or file with, any Governmental Authority or which may be required to be delivered to the Trustee under the Trust Indenture including, without limitation, notice of any "Event of Default" under the Trust Indenture, at the time such documents are required to be delivered to the Trustee in accordance with the provisions of the Trust Indenture;

(ii)	copies of any Supplemental Indenture which amends in any way the Trust Indenture, the Fifth Supplemental Indenture or the Series 5 Bond; and

(iii)	upon delivery of each of the items set out in paragraphs 6.4(a)(i) and (ii) of the Trust Indenture, the Borrower's Certificate of Compliance.

(b)
Payments Under This Agreement and Credit Documents. The Borrower shall pay, discharge or otherwise satisfy all amounts payable under this Agreement in accordance with the terms of this Agreement and all amounts payable under any Credit Document in accordance with the terms thereof.

(c)	Proceeds. The Borrower shall use the proceeds of any Accommodation only for the purposes permitted pursuant to Section 2.1.

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(d)
Inspection of Property, Books and Records, Discussions. The Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities, and permit representatives and agents of the Agent upon reasonable notice to the Borrower and during business hours, to visit and inspect any of the properties and examine and make abstracts from any of the books and records of the Borrower as often as may reasonably be desired, and, subject to applicable securities laws, to discuss the business, operations, property, condition and prospects (financial or otherwise) of the Borrower with those officers and employers of the Borrower designated by its senior executive officers.

(e)
Anti-Money Laundering and Terrorist Financing. The Borrower has taken, and shall continue to take, commercially reasonable measures (in any event as required by Applicable Law) to ensure that it is and shall be in compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other present and future Applicable Laws of similar application to which the Borrower is subject.

(f)	Notices. The Borrower shall promptly give notice to the Agent of:

(i)	the occurrence of any Default or Event of Default;

(ii)
the commencement of, or receipt by the Borrower of a written threat of, any action, suit or proceeding against or affecting the Borrower before any court or arbitrator or before or by any Governmental Authority, in Canada or elsewhere, or before any board, which claims in excess of Twenty-five Million Dollars (Cdn.$25,000,000) or which, in any case or in the aggregate, has, or has any reasonable likelihood of having, a Material Adverse Effect, and such further information in respect thereof as the Agent may request from time to time;

(iii)
any notice of any violation or administrative or judicial complaint or order having been filed or, to the Borrower's knowledge, about to be filed against the Borrower which has, or has any reasonable likelihood of having, a Material Adverse Effect;

(iv)
any notice from any Governmental Authority or any other Person alleging that the Borrower is or may be subject to any Environmental Liability which has, or has any reasonable likelihood of having, a Material Adverse Effect; and

(v)	the occurrence or non-occurrence of any other event which has, or has a reasonable likelihood of having, a Material Adverse Effect.

(vi)	any notice of a change in rating by one or more Rating Agencies.

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(g)
Permitted Joint Arrangements. (i) The total equity investment of the Borrower in Permitted JA Subsidiaries (such as KainaiLink, L.P. to the extent that it meets the definition of Permitted JA Subsidiary) and Permitted Joint Arrangements shall not exceed an aggregate amount equal to Cdn.$200,000,000; and (ii) the Borrower shall not form any Subsidiaries other than Permitted JA Subsidiaries and shall not enter into any Joint Arrangements other than Permitted Joint Arrangements. The Borrower shall deliver to the Agent not later than sixty (60) days after the end of each fiscal quarter, an Officer's Certificate certifying as to the matters in this paragraph (g) including regarding what portion of the above Cdn.$200,000,000 has been used and how/where it has been used.

9.3	Maintenance of Total Capitalization

(a)
The Borrower covenants and agrees that, so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facilities, the aggregate amount of all Indebtedness of the Borrower (other than Financial Instrument Obligations in accordance with Section 6.3 of the Trust Indenture) shall not exceed seventy-five percent (75%) of the Total Capitalization of the Borrower. For greater certainty, for the purposes of this Section 9.3, (i) the foregoing calculations of both the aggregate amount of all Indebtedness of the Borrower and the Total Capitalization of the Borrower shall exclude any non• recourse debt incurred by Permitted JA Subsidiaries in connection with their related Permitted Joint Arrangements as well as any equity contributions made in respect of such Permitted Joint Arrangements, to the extent in each case that the Borrower is in compliance with Section 9.2(g) in respect of such joint arrangement, and (ii) when ascertaining maintenance of Total Capitalization for this purpose, the exclusions shall apply to both the numerator component of that definition (i.e. exclusion of the related debt) and to the denominator component of that definition (i.e. exclusion of the related debt and equity).

(b)	The Borrower shall deliver to the Agent not later than sixty (60) days after the end of each fiscal quarter, an Officer's Certificate certifying as to the matter in paragraph (a) above.
ARTICLE 10
CONDITIONS PRECEDENT TO BORROWINGS

10.1	Conditions Precedent to the Initial Borrowing
The Lenders are not obliged to make available any portion of the initial Borrowing following the Effective Date unless each of the following conditions is satisfied:

(a)	the Agent shall have received any required Borrowing Notice;

(b)
there shall exist no Default or Event of Default on the said initial Borrowing Date and, if required by the Agent, the Borrower shall have delivered to the Agent a Borrower's Certificate of Compliance;

(c)	all representations and warranties contained in Article 8 shall be true on and as of the initial Borrowing Date with the same effect as if such representations and

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warranties had been made on and as of the initial Borrowing Date and, if required by the Agent, the Borrower shall have delivered to the Agent a Borrower's Certificate of Compliance;

(d)	the Trust Indenture shall not have been amended;

(e)	the Agent or the Lenders shall have received any Credit Documents required by the Agent or the Lenders duly executed by the Borrower;

(f)	the following documents in form, substance and execution acceptable to the Agent shall have been delivered to the Agent:

(i)
duly certified copies of the constating documents of the Borrower and the General Partner and of all necessary proceedings taken and required to be taken by the Borrower to 'authorize the execution and delivery of this Agreement    and the Credit Documents to which it is a party and the entering into and performance of the transactions contemplated herein and therein;

(ii)	certificates of incumbency of the General Partner setting forth specimen signatures of the persons authorized to execute this Agreement and the Credit Documents to which it is a party;

(iii)	certificate of status or the equivalent relative to the Borrower and the General Partner under the laws of Canada or its jurisdiction of creation; and

(iv)	the opinion of counsel for the Borrower in form and substance satisfactory to the Lenders; and

(g)	all fees payable on or before the date hereof in connection with the Credit Facilities under this Agreement and any fee letter shall have been paid to the Agent.

10.2	Conditions Precedent to Subsequent Borrowings
The Lenders shall not be obliged to make available any portion of any subsequent Borrowing after the initial Borrowing, unless the Borrower (by way of the delivery of a Borrower's Certificate of Compliance), or the Borrower's counsel (if appropriate), confirms to the Agent that each of the following conditions is satisfied:

(a)	the Agent shall have received any required Borrowing Notice;

(b)	the Agent shall have received any required Letter of Credit Agreement, or other Credit Document;

(c)	there shall exist no Default or Event of Default on the applicable Borrowing Date, nor shall any arise as a result of giving effect to the requested Borrowing;

(d)
all representations and warranties contained in Article 8 shall be true on and as of the Borrowing Date with the same effect as if such representations and warranties had been made on and as of such Borrowing Date; and

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(e)	all fees payable on or before the subsequent Borrowing in connection with the Credit Facilities under this Agreement shall have been paid to the Agent and the Lenders, as applicable.

10.3	Waiver
The Lenders may, at their option, waive any condition precedent set out in Section 10.1 or 10.2 or make available any Borrowing prior to such condition precedent being fulfilled. Any such Borrowing shall be deemed to be made pursuant to the terms hereof. Any such waiver shall not be effective unless it is in writing and shall not operate to excuse the Borrower from full and complete compliance with this Article 10 or any other provision hereof on future occasions.
ARTICLE 11
EVENTS OF DEFAULT

11.1	Events of Default
Any of the following events shall constitute an "Event of Default" hereunder:

(a)	Trust Indenture. Each of the events set out in Section 10.1 of the Trust Indenture including applicable notice and grace periods;

(b)
Default in Payment of any Amount Hereunder. If the Borrower fails to pay any interest, fees or any amount owing to the Lenders or any of them hereunder (other than principal amounts), or under any Credit Document when due and payable hereunder or thereunder and the Borrower fails to pay such interest, fees or any amount owing to the Lenders or any of them hereunder (other than principal amounts) within five (5) Business Days after notice is given by the Agent to the Borrower. For clarity, the failure to pay a principal payment shall be an immediate Event of Default and the Administrative Agent shall have the remedies available pursuant to Section 11.2;

(c)
Default in Other Provisions. If the Borrower shall fail, refuse or default in any material respect with the performance or observance of any of the covenants, agreements or conditions contained herein and such failure, refusal or default adversely affects the Lenders and, such failure, refusal or default continues for a period of thirty (30) days after written notice thereof by the Agent; and

(d)
Full Force and Effect. If this Agreement or any material portion hereof shall, at any time after its respective execution and delivery and for any reason, cease in any way to be in full force and effect or if the validity or enforceability of this Agreement is disputed in any manner by such Borrower and the Credit Facilities have not been repaid within thirty (30) days of demand therefor by the Agent.

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11.2	Remedies
Upon the occurrence of any Default or Event of Default, and at any time thereafter if the Default or Event of Default shall then be continuing, the Lenders in their sole discretion may direct the Agent to give notice to the Borrower that no further Accommodation will be available hereunder while the Default or Event of Default continues, whereupon the Lenders shall not be obliged to provide any further Borrowings to the Borrower while the Default or Event of Default continues. Upon the occurrence of any Event of Default, and at any time thereafter if the Event of Default shall then be continuing, the Lenders in their sole discretion, and the Agent acting on their behalf, may take any or all of the following actions:

(a)
demand payment of any principal, accrued interest, fees and other amounts which are then due and owing in respect of the Accommodation under the Credit Facilities without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(b)	declare by notice to the Borrower the Credit Facilities terminated, whereupon the same shall terminate immediately without any further notice of any kind;

(c)	demand payment of the Pledged Bond in accordance with the provisions of the Bond Delivery Agreement; and

(d)	assign all or any part of the outstanding Accommodation and the amounts payable hereunder to any Person without reference to Article 12.

11.3	Remedies Cumulative
The rights and remedies of the Lenders and the Agent under this Agreement and the Credit Documents are cumulative.

11.4	Appropriation of Moneys Received
The Lenders, and the Agent on behalf of the Lenders as between the Lenders and the Borrower, may from time to time when an Event of Default has occurred and is continuing appropriate any monies received from the Borrower in or toward payment of such of the obligations of the Borrower hereunder as the Lenders in their sole discretion may see fit.

11.5	Non-Merger
The taking of any action or dealing whatsoever by the Lender or the Agent in respect of the Borrower or any security shall not operate as a merger of any of the obligations of the Borrower to the Lenders or the Agent or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lenders or the Agent may have under Section 11.3 in connection with such obligations.

11.6	Waiver
No delay on the part of the Lenders or the Agent in exercising any right or privilege hereunder shall operate as a waiver thereof. No Default or Event of Default shall be waived except by a written waiver in accordance with Section 13.10. Each written waiver shall apply only to the Default or Event of Default to which it is expressed to apply. No written waiver shall preclude the subsequent

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exercise by the Lenders or the Agent of any right, power or privilege hereunder or extend to or apply to any other Default or Event of Default.

11.7	Set-off
Each of the Agent and any Lender with whom the Borrower maintains any account or accounts shall enter into an agreement with the Trustee, in form and substance satisfactory to the Trustee, pursuant to which the Agent or such Lender, as applicable, confirms to the Trustee that:

(a)
in respect of any Funds and Accounts (as defined in the Trust Indenture) forming part of the Collateral (as defined in the Trust Indenture), the Trustee has a security interest in such Funds and Accounts and the cash on deposit therein are Permitted Investments forming part thereof;

(b)	the Agent or such Lender, as applicable, has and will have no security interest in any such Fund or Account or the cash on deposit therein or Permitted Investments forming part thereof; and

(c)
the only rights of set-off which may be exercised by the Agent or such Lender in respect of any such Fund or Account or the cash on deposit therein or Permitted Investments forming part thereof are those arising out of the operation of the relevant account unless the Agent or such Lender has agreed to remit all amounts so set-off to the Trustee to be dealt with in accordance with the Trust Indenture;

provided that none of the foregoing shall apply to rights of set-off exercised by the Agent in the ordinary course of the operation of the Agents' centralized cash management system with the Borrower.
Upon the occurrence of an Event of Default and a demand by the Agent for payment pursuant to Section 11.3, the Agent and each Lender is hereby authorized by the Borrower at any time and from time to time with notice to the Borrower to combine, consolidate and merge on behalf of the Trustee for the benefit of the Bondholders (as defined in the Trust Indenture) all or any of the Borrower's accounts with liabilities to the Agent or such Lender and to set-off, appropriate and apply on behalf of the Trustee for the benefit of such bondholders or to otherwise seize and remit to the Trustee any and all deposits by or for the benefit of the Borrower with any branch of the Agent or such Lender, general or special, matured or unmatured, and any other indebtedness and liability of the Agent or such Lender to the Borrower, matured or unmatured, against and on account of the indebtedness of the Borrower hereunder when due, notwithstanding that the balances of such accounts, deposits or indebtedness may or may not be expressed in the same currency.
ARTICLE 12
THE AGENT AND THE LENDERS

12.1	Authorization of Agent and Relationship
Each Lender hereby appoints BNS as Agent and BNS hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Agent to take all action on· its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with

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all powers reasonably incidental thereto. Except as expressly specified in this Agreement, the Agent shall have only those duties and responsibilities of a solely mechanical and administrative nature that are expressly delegated to the Agent by this Agreement or are reasonably incidental thereto. The Agent may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Agent is not required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

12.2	Disclaimer of Agent
The Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Agent assumes no responsibility for the financial condition of the Borrower, or for the performance of its obligations under this Agreement or any other Credit Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Borrower to the Agent on behalf of the Lenders. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of any credit hereunder or (unless the officers or employees of the Lender acting as Agent active in their capacity as officers or employees on the Borrower's accounts have actual knowledge thereof, or have been notified thereof in writing by the Borrower or a Lender) of the existence or possible existence of any Default or Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement, whether in the good faith exercise of any discretion expressly granted to the Agent or otherwise, except for actions or omissions arising from its or their own negligence or wilful misconduct. With respect to its Commitment, the Lender acting as Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not performing the duties and functions delegated to it as Agent hereunder.

12.3	Failure of Lender to Fund

(a)
Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on a Borrowing Date the applicable amount required from such Lender pursuant to Article 2, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Borrowing Date and the Agent has made available a corresponding amount to the Borrower on such Borrowing Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the rate per annum then in use at the Branch as a syndicate lender late payment rate, multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Borrowing Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from

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and including such Borrowing Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is three hundred and sixty-five (365). A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Borrowing Date, the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder.

(b)
Notwithstanding the provisions of Subsection 12.3(a), if any Lender fails to make available to the Agent its Proportionate Share of any Advance (such Lender being herein called the "Defaulting Lender"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available all or any portion of the Defaulting Lender's share of such Advance in the place of the Defaulting Lender, but in no way shall any other Lender or the Agent be obliged to do so. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available a portion of such Advance based on the Contributing Lenders' relative Proportionate Shares. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Proportionate Share of any Advance as required herein.

12.4	Payments by the Borrower
Unless otherwise expressly provided in this Agreement as among the Lenders, all payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Subject to any other provision of this Agreement concerning the distribution of payments, the Agent shall cause distribution of:

(a)	payments of interest in accordance with each Lender's Advanced Share of the Advances to which the payment relates;

(b)	repayments of principal in accordance with each Lender's Advanced Share of the Advances to which the payment relates;

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(c)	payments of standby fees in accordance with Section 4.3;

(d)
all other payments including, without limitation, amounts received upon realization, in accordance with each Lender's Proportionate Share; provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Accommodations.

Subject to Section 12.5, if the Agent does not distribute a Lender's share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the rate per annum then in use at the Branch as a syndicate lender late payment rate, multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is three hundred and sixty-five (365).

12.5	Payments by Agent

(a)	For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

(i)
the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

(ii)
if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's share of that amount which is actually received by the Agent;

(iii)
if a Lender's share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by the Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's share of the Advance or such Lender's Commitment, as the case may be, has actually been outstanding;

(iv)
the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

(v)	upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

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(b)
Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent for value on the date in respect of which the Borrower has notified the Agent that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by the Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result. A certificate of the Agent with respect to any amount owing by the Borrower under this Section shall be prima facie evidence of the amount owing in the absence of manifest error. The Agent shall be entitled to recover from each Lender to which a payment is made in reliance on the expectation of payment from the Borrower in accordance with this Section, the full amount of such payment that is not recovered from the Borrower, together with interest at the rate per annum then in use at the Branch as a syndicate lender late payment rate, from the date on which payment is made by the Agent to the date on which repayment is made by the Lender receiving such payment.

12.6	Direct Payments
The Lenders agree among themselves that, except as otherwise provided for in this Agreement, all sums received by a Lender relating to this Agreement whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or otherwise, shall be shared by each Lender so that the ultimate exposure of each Lender is in accordance with its Advanced Share of all Advances under this Credit Facility, and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including without limitation, the purchase from other Lenders of their proportionate interest in the Borrowings by the Lender who has received an amount in excess of its Proportionate Share of amounts advanced under this Credit Facility as shall be necessary to cause such purchasing Lender to share the excess amount rateably with the other Lenders to the extent of their Advanced Share of any Advances under this Credit Facility. If any Lender shall obtain any payment of moneys due under this Agreement as referred to above, it shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 12.5.

12.7	Administration of the Credit Facilities

(a)	Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

(i)
prior to a Borrowing, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to Subsection 12.8(b) and any other applicable terms of this Agreement;

(ii)	use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

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(iii)
hold all legal documents relating to the Credit Facilities, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under any separate fee agreement, allow each Lender and their respective advisers to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

(iv)
except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Borrower to the Agent on behalf of the Lenders pursuant to this Agreement, including without limitation copies of financial reports and certificates which are to be furnished to the Agent;

(v)	forward to each of the Lenders, upon request, copies of this Agreement, and other Credit Documents (other than any separate fee agreement);

(vi)	promptly forward to each Lender, upon request, an up-to-date loan status report; and

(vii)
upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Default or the occurrence of any event, condition or circumstance which would have a Material Adverse Effect on the ability of the Borrower to comply with this Agreement or of the occurrence of any material adverse change on the business, operations or assets of the Borrower, taken as a whole, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Event of Default or Default of which it may reasonably become aware.

(b)	The Agent may take the following actions only with the prior consent of the Majority Lenders, unless otherwise specified in this Agreement:

(i)	subject to Subsection 12.7(c), exercise any and all rights of approval conferred upon the Lenders by this Agreement;

(ii)
amend, modify or waive any of the terms of this Agreement (including waiver of an Event of Default or Default) if such amendment, modification or waiver would have a Material Adverse Effect on the rights of the Lenders thereunder and if such action is not otherwise provided for in Subsection 12.7(c);

(iii)	declare an Event of Default or take action to enforce performance of the obligations of the Borrower and pursue any available legal remedy necessary;

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(iv)	decide to accelerate the amounts outstanding under the Credit Facilities; and

(v)	pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

(c)	The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

(i)
amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would amend the Canadian Dollar Amount of any Accommodation outstanding, reduce the interest rate applicable to any Accommodation, reduce    the fees or other amounts payable with respect to any Accommodation,    extend any date fixed for payment of principal, interest or other amounts relating to the Credit Facilities or extend the Maturity Date of any Credit; and

(ii)	amend the definition of"Majority Lenders" or this Subsection 12.7(c).

(d)
Notwithstanding Subsection 12.7(b) and any other provision of this Agreement except for Subsection 12.7(c), in the absence of instructions from the Lenders and where, in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action to protect the interests of the Lenders, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as the Agent deems appropriate or desirable.

(e)	As between the Borrower, the Agent and the Lenders:

(i)
all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Majority Lenders shall be binding on each of the Lenders, and the Borrower shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

(ii)
all certificates, statements, notices and other documents which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders, except where this Agreement expressly requires delivery of notices of Advances and payments to the Agent and/or individual Lenders;

(iii)
except in connection with Overdrafts and Letters of Credit, all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

12.8	Rights of Agent

(a)	In administering the Credit Facility, the Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrower, such solicitors,

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counsel, auditors and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

(b)
The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, 'and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisers selected by it. The Agent may also assume that any representation made by the Borrower is true and that no Event of Default or Default has occurred unless the officers or employees of the Agent have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement. In determining whether the Borrower is entitled to an Advance by way of Overdraft or Letter of Credit, the Overdraft Lender or Letter of Credit Lender, as applicable, providing that Advance, shall be entitled to the same protection to which the Agent is entitled under this Subsection 12.8(b).

(c)	The Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking or other business with the Borrower, as if it were not the Agent.

(d)
Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of any security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

(e)	The Agent shall be entitled to receive a fee for acting as Agent, as agreed between the Agent and the Borrower.

12.9	Acknowledgements, Representations and Covenants of Lenders

(a)
It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Borrower. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or inquire on its behalf into the adequacy or completeness of any information provided by the Borrower under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Borrower.

(b)
Each Lender represents and warrants to the Agent and the Borrower that it has the legal capacity to enter into this Agreement pursuant to its constating documents and any applicable legislation and has not violated its constating documents or any applicable legislation by so doing.

LEGAL_l:28867748.6

(c)
Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), rateably according to its Proportionate Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The    obligation of the Lenders to indemnify the Agent shall survive the termination of this Agreement.

(d)
Each of the Lenders acknowledges and confirms that in the event the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credit Facilities in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

(e)
Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

(f)	Each Lender hereby acknowledges receipt of a copy of this Agreement and acknowledges that it is satisfied with the form and content of such documents.

(g)
Except to the extent recovered by the Agent from the Borrower, promptly following demand therefor, each Lender shall pay to the Agent an amount equal to such Lender's Proportionate Share of any and all reasonable costs, expenses, claims, losses and liabilities incurred by the Agent in connection with this Agreement, except for those incurred by reason of the Agent's negligence or wilful misconduct.

12.10	Collective Action of the Lenders
Each of the Lenders hereby acknowledges that to the extent permitted by applicable law, the remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders or Lenders as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Lenders, it shall co-operate fully with the Agent to the extent requested by the Agent.

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12.11	Successor Agent
Subject to the appointment and acceptance of a Successor Agent as provided in this Section, the Agent may resign at any time by giving thirty (30) days' written notice thereof to the Lenders and the Borrower and may be removed at any time by all Lenders other than the Lender that is acting as Agent, upon thirty (30) days' written notice of termination. Upon receipt of notice by the Lenders of the resignation of the Agent, or upon giving notice of termination to the Agent, the Majority Lenders (taking into account the Proportionate Share of the resigning or terminated Agent) may, within twenty-one (21) days and with the approval of the Borrower, such approval not to be unreasonably withheld or delayed, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other financial institutions which each have combined capital and reserves in excess of Two Hundred and Fifty Million Canadian Dollars (Cdn.$250,000,000), and which have offices in Calgary (the "Successor Agent"). If no Successor Agent has been so appointed and has accepted such appointment within twenty-one (21) days after the retiring Agent's giving of notice of resignation or receiving of notice of termination, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent in accordance herewith. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

12.12	Provisions Operative Between Lenders and Agent Only
Except for the provisions of Subsections 12.7(e), 12.9(b), Sections 12.10, 12.11, 12.13, 12.14(b) and 12.15 , the provisions of this Article relating to the rights and obligations of the Lenders and the Agent shall be operative as between the Lenders and the Agent only, and the Borrower shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

12.13	Assignments and Participation Approvals
A Lender may:

(a)
upon notice to the Borrower grant participation (a "Participation") in all or any part of the rights, benefits and obligations of the Lenders hereunder to one or more Persons (each a "Participant"); or

(b)	assign (an "Assignment") all or part of the rights, benefits and obligations of such Lender hereunder to one or more Persons (each an "Assignee");
with the prior consent of the Borrower, the Agent and the Letter of Credit Lender, which consent may be withheld by any such party in its sole discretion. Any such Participant or Assignee may grant further Participation to other Participants or make further assignments to other Assignees; with the prior consent of the Borrower, the Agent and the Letter of Credit Lender, which consent may be withheld by any such party in its sole discretion. Notwithstanding the foregoing, no grant to a Participant or Assignment to an Assignee shall require the consent of the Borrower at a time when any Event of Default has occurred and is continuing.

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12.14	Assignments

(a)
Subject to Section 12.13, the Lenders collectively or individually may assign to one or more Assignees all or a portion of their respective rights and obligations under this Agreement (an undivided portion thereof corresponding to the portion of the Commitment being assigned) by way of Assignment. The parties to each such Assignment shall execute and deliver an Assignment Agreement in the form set out in Schedule 4 to the Borrower, and to the Agent for its consent and recording in the Register and, except in the case of an Assignment by the Lenders collectively or an Assignment by a Lender to an affiliate of that Lender, shall pay a processing and recording fee of Three Thousand, Five Hundred Canadian Dollars (Cdn.$3,500) to the Agent. After such execution, delivery, consent and recording the Assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default and liabilities arising from its actions prior to the Assignment, and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

(b)
The agreements of an Assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, the other Lenders, the Agent and the Borrower in accordance with the terms of the Assignment Agreement.

(c)
The Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered and consented to by the Lender and, where required, by the Borrower and a register for recording the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrower, the Agent and each of the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any Person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by any Lender or the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d)
Upon its receipt of an Assignment Agreement executed by an assigning Lender and an Assignee and approved by the Agent, and, where required, by the Borrower, the Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Agent:

(i)	record the information contained therein in the Register; and

(ii)	give prompt notice thereof to the other Lenders and the Borrower, and provide them with an updated version of Schedule 5.

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12.15	Participation
Each Lender may (subject to the provisions of Section 12.13) grant Participation to one or more financial institutions in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), but the Participant shall not become a Lender and:

(a)	the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

(b)	the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c)	the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement; and

(d)
no Participant shall have any right to participate in any decision of the Lender or the Majority Lenders hereunder or to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Person therefrom.

ARTICLE 13
MISCELLANEOUS

13.1	Expenses
The Borrower shall, whether or not any or all of the transactions hereby contemplated shall be consummated, pay all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution, delivery, registration granting or obtaining of consents or approvals or the exercise of any discretion under this Agreement, the Credit Documents and all related documentation and the amendment and enforcement of, and the preservation of any of the Agent's and Lender's rights under, this Agreement, the Credit Documents and all related documentation, provided that any legal counsel retained will represent both the Agent and the Lenders and no costs or expenses for legal counsel incurred by any Lender individually shall be payable pursuant to this Section 13.1.

13.2	Further Assurances
The Borrower shall, from time to time forthwith upon reasonable request by the Agent do, make and execute all such documents, acts, matters and things as may be required by the Agent to give effect to this Agreement and any of the Credit Documents.

13.3	Notices
Any notice or communication to be given hereunder may be effectively given by delivering the same to the addresses hereafter set forth or by sending the same by facsimile to the numbers hereafter set forth. Any notice so delivered shall be deemed to have been received on the date delivered and any facsimile notice shall be deemed to have been received on transmission, if in either case the date thereof is a Business Day and if it is prior to 4:00 p.m. (Toronto, Ontario time) and, if not, on the next Business Day following delivery or transmission. The addresses for delivery

LEGAL_l:28867748.6

and numbers for facsimiles of the parties for the purposes hereof shall be as set forth on the execution pages of this Agreement. Any party may from time to time notify the other party, in accordance with the provisions hereof, of any change of its address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such party for all purposes of this Agreement.

(a)	If to the Agent:
The Bank of Nova Scotia
The Bank of Nova Scotia - Corporate Banking
62nd Floor, Scotia Plaza
40 King Street West
Toronto, Ontario MSW 2X6
Attention: Director
Facsimile: (416) 933-7399

(b)	If to the Borrower and/or the General Partner:
AltaLink Management Ltd.
2611-3rd Avenue S.E.
Calgary, Alberta T2A 7W7
Attention: Vice President, Treasurer
Facsimile: (403) 267-3454
with a copy to:
Borden Ladner Gervais LLP
1000 Canterra Tower
400 Third Avenue S.W.
Calgary, Alberta T2P 4H2
Attention: Alan Nielsen
Facsimile: (403) 266-1395

13.4	Survival
All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Documents and the obtaining of Accommodation.

13.5	Benefit of Agreement
This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder other than as provided under Article 12.

13.6	Severability
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

LEGAL_l:28867748.6

13.7	Entire Agreement
This Agreement, the Credit Documents and all documentation contemplated herein constitute the entire agreement among the parties relating to the subject matter hereof except for any fee agreements between the Borrower and the Agent.

13.8	Credit Documents
Notwithstanding any contrary provision contained in the Credit Documents, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the Credit Documents, as against the parties hereto and their respective successors and permitted assigns the provisions in this Agreement shall prevail.

13.9	Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, and which together shall constitute one and the same document.

13.10	Amendments/Approvals and Consents/Waivers
No amendment or waiver of any provision of this Agreement or of any Credit Document contemplated herein, nor consent to any departure by the Borrower therefrom, nor any approval, consent, opinion, confirmation of satisfaction, direction, specification or agreement to be given by the Lenders or the Agent on behalf of the Lenders hereunder shall be effective unless the same shall be in writing and signed by the Agent and then such amendment, waiver, consent, approval, opinion, confirmation of satisfaction, direction, specification or agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

13.11	Acknowledgement
The Borrower is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.
[Signature page to follow.]

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IN WITNESS OF WHICH the parties hereto have duly executed this Agreement as of the date set forth on the first page of this Agreement.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:	/s/ Joe Bronneberg
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

ALTALINK MANAGEMENT LTD.

By:	/s/ Joe Bronneberg
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

Revolving Facility - Amended and Restated Credit Agreement - Signature Page

IN WITNESS OF WHICH the parties hereto have duly executed this Agreement as of the date set forth on the first page of this Agreement.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

ALTALINK MANAGEMENT LTD.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

THE BANK OF NOVA SCOTIA, as Agent

By:	/s/ Robert Boomhour
	Name:	Robert Boomhour
	Title:	Director

By:	/s/ Clement Yu
	Name:	Clement Yu
	Title:	Associate Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Bradley Walker
	Name:	Bradley Walker
	Title:	Director

By:	/s/ Matthew Hartnoll
	Name:	Matthew Hartnoll
	Title:	Associate Director

Revolving Facility - Amended and Restated Credit Agreement - Signature Page

SCHEDULE 1
BORROWER'S CERTIFICATE OF COMPLIANCE

TO:    The Bank of Nova Scotia ("BNS"), as Agent for the Lenders, under the Credit Agreement
This Certificate is delivered to you pursuant to the credit agreement made as of May 10, 2002, as amended, restated or replaced from time to time (the "Credit Agreement") between AltaLink, L.P., AltaLink Management Ltd. and BNS, as Agent and Lender and the other Lenders party thereto. Capitalized terms used in this Certificate and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned has read the provisions of the Credit Agreement which are relevant to the furnishing of this Certificate. The undersigned has made such examination and investigation as was, in the opinion of the undersigned, necessary to enable the undersigned to express an informed opinion on the matters set out herein.
The undersigned hereby certifies that as of the date hereof:

1.
Representations and Warranties. All representations and warranties of the Borrower and the General Partner contained in the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof, except as set out in Appendix I hereto or otherwise notified to the Agent under the Credit Agreement.

2.	Default/Event of Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

3.
Limitation on Indebtedness. The aggregate amount of all Indebtedness of the Borrower (other than Financial Instrument Obligations in accordance with Section 6.3 of the Trust Indenture) does not exceed seventy-five percent (75%) of the Total Capitalization of the Borrower.

4.
Permitted Joint Arrangements. (i) The total equity investment of the Borrower in Permitted JA Subsidiaries and Permitted Joint Arrangements does not exceed an aggregate amount equal to Cdn.$200,000,000; and (ii) the Borrower has not formed any Subsidiaries other than Permitted JA Subsidiaries and has not entered into any joint ventures or joint arrangements other than Permitted Joint Arrangements. The following represents investments by the Borrower in Permitted JA Subsidiaries and Permitted Joint Arrangements as of the date hereof which aggregate amount does not exceed Cdn.$200,000,000: [Borrower to provide details.]

LEGAL_l:28867748.6

DATED this ___ day of __________________, 201__.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

ALTALINK MANAGEMENT LTD.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

Revolving Facility - Amended and Restated Credit Agreement - Signature Page

APPENDIX I

EXCEPTIONS AND QUALIFICATIONS TO
BORROWER'S CERTIFICATE OF COMPLIANCE

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SCHEDULE 2(A)
BORROWING NOTICE

The Bank of Nova Scotia
Calgary Business Support Centre
2850 Sunridge Boulevard NE
Calgary, AB TlY 6G2
Attention:    Document Services Officer
Facsimile:    1-877-909-7038
The Lenders under the Credit Agreement
Dear Sirs/Mesdames:
You are hereby notified that the undersigned, intends to avail itself of the Credit Facilities established in its favour pursuant to the credit agreement made as of May 10, 2002, as amended, restated or replaced from time to time (the "Credit Agreement") between AltaLink, L.P., as Borrower, AltaLink Management Ltd. and The Bank of Nova Scotia, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Borrowing Notice and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned hereby irrevocably requests a Borrowing pursuant to [describe applicable credit facility] as follows:

(a)	Prime Rate Loan in the amount of Cdn.$● ;

(b)	U.S. Base Rate Loan in the amount of U.S.$● ;

(c)	LIBOR Loan in the amount of U.S.$●, having a term and LIBOR Interest Period of ● days [add same provision for any other amount and term requested];

(d)	Bankers' Acceptance in the aggregate amount of Cdn.$● having a term of ● days [add same provision for any other amount and term requested]; and

(e)	Letter of Credit in the amount of Cdn.$● for the purpose of ●.
All Loans made pursuant to this Notice of Borrowing shall be credited to the undersigned's account no. ● at the Branch. In the case of a Bankers' Acceptance or Letter of Credit, it shall be delivered to ●. The requested Borrowing Date is ●. [If the undersigned requires a bank draft to be issued by BNS as a debit to the undersigned account at the Branch and to be delivered on the undersigned's behalf, add an irrevocable direction to that effect, specifying the Person to whom it is to be delivered.]
All representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof.

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No Default or Event of Default under the Credit Agreement has occurred and is continuing.
DATED this ___ day of __________________, 201__.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 2(B)
NOTICE OF ROLL OVER
The Bank of Nova Scotia
Calgary Business Support Centre
2850 Sunridge Boulevard NE
Calgary, AB TlY 6G2
Attention:    Document Services Officer
Facsimile:    1-877-909-7038
The Lenders under the Credit Agreement
Dear Sirs/Mesdames:
We refer to Section 2.4 of the Credit Agreement made as of May 10, 2002, as amended, restated or replaced from time to time (the "Credit Agreement") between AltaLink, L.P., as Borrower, AltaLink Management Ltd. and The Bank of Nova Scotia, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
The Borrower hereby confirms that:

(a)	it intends to repay the following Bankers' Acceptances on the current maturity date:

(i)	aggregate face amount - $ ______________;

(ii)	current maturity date ______________, 201__;

(b)	the following Bankers' Acceptances are to be rolled over in accordance with the Credit Agreement by the issuance of new Bankers' Acceptances on the current maturity date specified below:

(i)	aggregate face amount of maturing Bankers' Acceptances - $ ___________;

(ii)	current maturity date - _____________, 201__;

(iii)	new aggregate face amount - $ ___________;

(iv)	new contract period - _____________; and

(v)	new maturity date - _____________, 201__.

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The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such roll over on the applicable roll over date.
DATED this ___ day of __________________, 201__.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
Name:
Title:

By:
Name:
Title:

LEGAL_l:28867748.6

SCHEDULE 2(C)
CONVERSION OPTION NOTICE

The Bank of Nova Scotia
Calgary Business Support Centre
2850 Sunridge Boulevard NE
Calgary, AB TlY 6G2
Attention:    Document Services Officer
Facsimile:    1-877-909-7038
The Lenders under the Credit Agreement
Dear Sirs/Mesdames:
We refer to Section 2.4 of the Credit Agreement made as of May 10, 2002, as amended, restated or replaced from time to time (the "Credit Agreement") between AltaLink, L.P., as Borrower, AltaLink Management Ltd. and The Bank of Nova Scotia, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
Pursuant to the Credit Agreement, we hereby give notice of our irrevocable request for a conversion of Advances in the amount of $______________ outstanding by way of [insert type of loan] into corresponding Borrowings by way of [insert new type of loan] on the ___________ day of __________, 201__. The contract period for the new Bankers' Acceptances shall be _______________ with a new maturity date of ____________, 201__.
The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such conversion on the applicable conversion date.
DATED this ___ day of __________________, 201__.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
Name:
Title:

By:
Name:
Title:

LEGAL_l:28867748.6

SCHEDULE 3
NOTICE OF EXTENSION
The Bank of Nova Scotia
Scotia Capital Corporate Banking - Power 62nd Floor
40 King Street West
Scotia Plaza
Toronto, ON M5W 2X6
Attention:    Managing Director
Facsimile:    (416) 933-7399
Dear Sirs/Mesdames:
You are hereby notified that the undersigned wishes to extend the Maturity Date for the Credit Facility for a three hundred and sixty-four (364) day period from the date stipulated in your acceptance of this request. Capitalized terms used in this Notice of Extension and not otherwise defined have the meanings given in the credit agreement made as of May 10, 2002 between AltaLink L.P., as Borrower, AltaLink Management Ltd. and The Bank of Nova Scotia, as Agent and Lender, and the other Lenders party thereto, as amended, restated or replaced from time to time.
DATED this ___ day of __________________, 201__.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
Name:
Title:

By:
Name:
Title:

LEGAL_l:28867748.6

SCHEDULE 4
ASSIGNMENT AGREEMENT

TO:	THE BANK OF NOVA SCOTIA (the "Agent")

AND TO:	ALTALINK, L.P. (the "Borrower")
The Borrower has entered into the credit agreement made as of May 10, 2002, as amended, restated or replaced from time to time, (the "Credit Agreement") between the Borrower, AltaLink Management Ltd. and the Agent and the Lenders. ● (the "Assignee") wishes to acquire some of the rights of ● (the "Assignor") under the Credit Agreement and accordingly the Assignor and the Assignee furnish this Assignment Agreement to the Borrower subject to the terms of the Credit Agreement. Capitalized terms in this Assignment Agreement shall have the meanings set out in the Credit Agreement.

1.	The Assignee acknowledges that it has received and reviewed a copy of the Credit Agreement and further acknowledges the provisions of the Credit Agreement.

2.
The Assignor hereby sells, assigns and transfers to the Assignee an undivided ●% interest in the Credit Facility and the Credit Agreement so that the Assignor's commitment will now be $● and the Assignee's commitment will be $●.

3.
The Assignee, by its execution and delivery of this Assignment Agreement, agrees from and after the date hereof to be bound by and to perform all of the terms, conditions and covenants of the Credit Agreement applicable to the Assignor, all as if such Assignee had been an original party thereto. The Assignee will not set off any amounts owing by the Borrower to such Assignee (other than pursuant to this Assignment Agreement) against any amounts the Assignee is obliged to advance under the Credit Agreement.

4.	Notices under the Credit Agreement shall be given to the Assignee at the following address and facsimile number:
[Insert Address]
Attention:     ●
Facsimile:     ●

5.
The provisions hereof shall be binding upon the Assignee and the Assignor and their respective successors and permitted assigns and shall enure to the benefit of the Borrower and its successors and assigns.

LEGAL_l:28867748.6

6.	This Assignment Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
IN WITNESS WHEREOF the undersigned have caused this Assignment Agreement to be duly executed this _____ day of _____________, 201__.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

By:
Name:
Title:

LEGAL_l:28867748.6

ACKNOWLEDGEMENT

ACKNOWLEDGED AND AGREED to this _____ day of _________________, 201__.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
Name:
Title:

By:
Name:
Title:

LEGAL_l:28867748.6

SCHEDULE 5
LENDERS

The Bank of Nova Scotia

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